Execution Version

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.17

license AGREEMENT

This License Agreement (this “Agreement”) is made as of June 10th, 2019 (the “Effective Date”), by and between Deciphera Pharmaceuticals, LLC a limited liability company organized and existing under the laws of Delaware, U.S.A., located at 500 Totten Pond Rd, Waltham, MA 02451, U.S.A., (“Deciphera”), and Zai Lab (Shanghai) Co., Ltd., an exempted company organized and existing under the laws of P.R. of China, located at 4F, Bldg 1, Jinchuang Plaza, 4560 Jinke Rd, Shanghai, China, 201210 (“Zai”).  Deciphera and Zai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Deciphera is a biopharmaceutical company specializing in the field of developing novel drug candidates to treat cancer, and Deciphera and its Affiliates own or control rights to the Compounds and Licensed Products (as defined herein);

WHEREAS, Zai is a pharmaceutical company having experience in the development and commercialization of pharmaceutical products in the Territory;

WHEREAS, Zai wishes to research, develop and commercialize the Licensed Products in the Territory; and

WHEREAS, Deciphera wishes to grant to Zai, and Zai wishes to be granted, the right to Develop and Commercialize (each as defined herein) Licensed Products in the Field in the Territory (each as defined herein) in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

Definitions

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1.“[***] GIST” means, with respect to patients diagnosed with GIST, [***].

1.2.“[***] GIST Regional Study” shall have the meaning set forth in Section 5.4(b).

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1.3.“[***] GIST” means, with respect to patients diagnosed with GIST, [***].

1.4.“Acquirer” shall have the meaning set forth in Section 2.6(b)(i).

1.5.“Abandoned Development” shall have the meaning set forth in Section 5.3.

1.6.“Active Development Activities” shall have the meaning set forth in Section 5.3.

1.7.“Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern).

1.8.“Affiliate” means, with respect to a specified Person, any entity that directly or indirectly controls, is controlled by or is under common control with such Person.  As used in this Section 1.7, “Control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of fifty percent (50%) or more of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such party or the power to appoint fifty percent (50%) or more of the members of the governing body of the party or, where ownership of fifty percent (50%) or more of such securities or interest is prohibited by law, ownership of the maximum amount legally permitted.  Notwithstanding the foregoing, Affiliates of a Party shall exclude Persons who are financial investors in such Person or under common control of such investors other than such Person and its parent and subsidiary entities.

1.9.“Agreement” shall have the meaning set forth in the introduction to this agreement.

1.10.“Alliance Manager” shall have the meaning set forth in Section 3.1.

1.11.“Anti-Corruption Laws” shall have the meaning set forth in Section 12.5(a)(i).

1.12.“Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the relevant activities contemplated by this Agreement.

1.13.“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the United States or the PRC are authorized or obligated to close.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

1.14.“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th and December 31st.

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1.15.“Calendar Year” means each twelve (12) month period commencing on January 1st.

1.16.“cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.17.“Clinical Trial” means any clinical testing of a Licensed Product in human subjects.

1.18.“CMOs” means Third Party contractor manufacture organizations.

1.19.“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which would result in shareholders or equity holders of such Party immediately prior to such transaction, no longer owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.20.“Combination Product” means [***].

1.21.“Commercialization” or “Commercialize” means all activities directed to marketing, distribution, promoting or selling of pharmaceutical products (including importing and exporting activities in connection therewith).

1.22.“Commercialization Plan” means the written plan for the Commercialization of the Licensed Product in the Territory.

1.23.“Commercially Reasonable Efforts” means with respect to a Party, the use of diligent, good faith efforts and resources, in an active and ongoing program, as normally used by such Party for a product discovered or identified internally or in-licensed from a Third Party that is important to such Party’s overall strategy or objectives, which product is at a similar stage in its development or product life and is of similar market potential and intellectual property protection but in the event such Party is Zai, not considering the obligations (including financial) to Deciphera or the rights of Deciphera hereunder; provided, however, that in no event shall such efforts and resources be less than those a similarly situated biopharmaceutical company would

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apply to the development, manufacture, or commercialization of a similarly situated product.  Commercially Reasonable Efforts requires that a Party, at a minimum, (i) assign responsibility for such obligations to qualified employees, (ii) set annual goals and objectives for carrying out such obligations, and (iii) allocate adequate resources designed to meet such goals and objectives, in each case, in order to Develop and Commercialize the Licensed Product as an active and ongoing program, and obtain Regulatory Approval for the Licensed Product in the Territory in an expeditious manner and then exercise such efforts towards Commercialization.

1.24.“Competing Activities” shall have the meaning set forth in Section 2.6(b)(i).

1.25.“Competing Product” shall have the meaning set forth in Section 2.6(a).

1.26.“Compound” means (a) ripretinib (also known as DCC‐2618), or (b) any Follow-on Compound, in each case, (a) and (b), includes any salt, metabolite, prodrugs, free-base, hydrate, solvate, polymorph, racemate, isotope, stereoisomer enantiomer thereof.

1.27.“Confidential Information” means all confidential information of the Disclosing Party or its Affiliates, regardless of its form or medium as provided to the Receiving Party or its Affiliates in connection with this Agreement; provided that, Confidential Information shall not include any information that the Receiving Party can show by competent written evidence: (a) was already known to the Receiving Party at the time it was disclosed to the Receiving Party by the Disclosing Party without an obligation of confidentiality and not through a prior disclosure by the Disclosing Party, (b) was or becomes generally known to the public through no act or omission of the Receiving Party in violation of the terms of this Agreement, (c) was lawfully received by the Receiving Party from a Third Party without restriction on its disclosure and without, to the reasonable knowledge of the Receiving Party, a breach by such Third Party of an obligation of confidentiality to the Disclosing Party, or (d) was independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party.  The terms of this Agreement that are not publicly disclosed through a press release or by filings to financial regulatory authorities shall be the Confidential Information of both Parties.

1.28.“Control” or “Controlled” means, with respect to any Know-How, Patents or other intellectual property rights, that a party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.29.“Deciphera” shall have the meaning set forth in the preamble of this Agreement.

1.30.“Deciphera Acquired Party” shall have the meaning set forth in Section 2.6(b)(ii).

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1.31.“Deciphera Background Know-How” means any and all Know-How Controlled by Deciphera or its Affiliates as of the Effective Date or during the Term of this Agreement that [***].  Schedule 1.31 contains a list of Deciphera Background Know-How as of the Effective Date.  Deciphera Background Know-How shall include Deciphera’s interest in any improvements to any Deciphera Background Know-How [***].  Notwithstanding the foregoing, in the event after the Effective Date, a Third Party becomes an Affiliate of Deciphera or becomes Deciphera’s successor in interest with respect to this Agreement in each case through a Change of Control of Deciphera, no Know-How Controlled by such Third Party entity or its Affiliates immediately prior to such Change of Control transaction or during the Term shall be considered to be Deciphera Background Know-How for the purposes of this Agreement unless [***].

1.32.“Deciphera Indemnitee(s)” shall have the meaning set forth in Section 13.1.

1.33.“Deciphera IP” means Deciphera Background Know-How and Deciphera Program IP.

1.34.“Deciphera Know-How” means Deciphera Background Know-How and Deciphera Program Know-How.

1.35.“Deciphera Product Marks” shall have the meaning set forth in Section 9.4.

1.36.“Deciphera Program IP” means the Deciphera Program Know-How and Deciphera Program Patents.

1.37.“Deciphera Program Know-How” means any and all Know-How Controlled by Deciphera or its Affiliates as of the Effective Date or during the Term of this Agreement that [***].  Schedule 1.37 contains a list of Deciphera Program Know-How as of the Effective Date.  Deciphera Program Know-How (i) shall include Deciphera’s interest in any improvements to any Deciphera Program Know-How [***] and (ii) all Know-How within the New Program IP.  Notwithstanding the foregoing, in the event after the Effective Date, a Third Party becomes an Affiliate of Deciphera or becomes Deciphera’s successor in interest with respect to this Agreement in each case through a Change of Control of Deciphera, no Know-How Controlled by such Third Party entity or its Affiliates immediately prior to such Change of Control transaction or during the Term shall be considered to be Deciphera Program Know-How for the purposes of this Agreement unless [***].

1.38.“Deciphera Program Patents” means the Patents in the Territory Controlled by Deciphera or its Affiliates as of the Effective Date or during the Term of the Agreement that (a) claim the Compound or the Licensed Product (including the composition of matter, formulation, or method of making or using thereof) and (b) are otherwise necessary for the Development, packaging or Commercialization of the Licensed Product.  Schedule 1.38 contains a list of Deciphera Program Patents as of the Effective Date.  Deciphera Program Patents shall include (i) Deciphera’s interest in any improvements to any Deciphera Program Patents developed by (1) either Party or its Affiliates alone or (2) both Parties jointly when performing its or their

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obligations hereunder and (ii) all Patents in the Territory claiming New Program IP.  Notwithstanding the foregoing, in the event after the Effective Date, a Third Party becomes an Affiliate of Deciphera or becomes Deciphera’s successor in interest with respect to this Agreement in each case through a Change of Control of Deciphera, no Patent Controlled by such Third Party entity or its Affiliates immediately prior to such Change of Control transaction or during the Term shall be considered to be a Deciphera Program Patent for the purposes of this Agreement unless such Patent (A) is also Controlled by Deciphera or its Affiliate prior to such transaction or (B) claims any Invention generated or used by Deciphera or such Third Party entity or their Affiliates in the Development, packaging or Commercialization of the Licensed Product.

1.39.“Deficient Site” shall have the meaning set forth in Section 5.7(c).

1.40.“Develop” or “Development” or “Developing” means research, discovery, and preclinical and clinical drug or biological development activities, including test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical and clinical studies and regulatory affairs, approval and registration.

1.41.“Development Milestone Event” shall have the meaning set forth in Section 10.2(a).

1.42.“Development Milestone Payment” shall have the meaning set forth in Section 10.2(a).

1.43.“Development Plan” shall have the meaning set forth in Section 5.2.

1.44.“Development Technology Transfer” shall have the meaning set forth in Section 4.1.

1.45.“Disclosing Party” shall have the meaning set forth in Section 11.1(a).

1.46.“Dispute” shall have the meaning set forth in Section 16.1.

1.47.“DPI” shall have the meaning set forth in Section 7.4.

1.48.“Effective Date” shall have the meaning set forth in the preamble in this Agreement.

1.49.“Executive Officers” shall have the meaning set forth in Section 3.2(f).

1.50.“Expenses” shall have the meaning set forth in Section 5.4(b).

1.51.“Expiration Date” shall have the meaning set forth in Section 15.1(a).

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1.52.“Field” means the prevention, prophylaxis, treatment, cure or amelioration of any disease or medical condition in humans.

1.53.“First Commercial Sale” means, with respect to any Licensed Product, the first arm’s length sale of such Licensed Product to a Third Party in a region of the Territory by Zai, its Affiliate(s) or Sublicensee(s) for use or consumption in such region following Regulatory Approval.  Sales prior to receipt of marketing and pricing approvals, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales” and any sales to any government, foreign or domestic, including purchases for immediate sale or stockpiling purposes, are not a First Commercial Sale in that region.

1.54.“Follow-on Compound” means a Compound other than ripretinib [***].

1.55.“FTE” means the equivalent of the work of a full-time individual for a twelve (12) month period.

1.56.“FTE Rate” means a rate of US$[***] per FTE per year, to be pro-rated on an hourly basis of US$[***] per FTE per hour, based on [***] hours per year for an FTE and is subject to adjustments on an annual basis as of January 1 of each year, beginning in [***], by factors which reflect (a) the increase in Deciphera’s (or its Affiliate’s) costs or (b) any change in the Consumer Price Index for All Urban Consumers (CPI-U) All Items (U.S. city average), as reported by the U.S. Bureau of Labor Statistics, for January 1 of such year when compared to the comparable statistics for January 1 of the preceding year.

1.57.“Fully Burdened Manufacturing Costs” means the cost of Manufacturing the Licensed Product.  Fully Burdened Manufacturing Costs shall be a “standard cost” per unit (calculated annually), comprised of the following elements calculated in accordance with GAAP: [***].  To the extent that Licensed Products are sourced from one or more CMOs by Deciphera, Fully Burdened Manufacturing Costs shall be the actual invoiced price paid by Deciphera to such CMO(s) for the manufacture and supply of a Licensed Product.

1.58.“GAAP” means the United States generally accepted accounting principles, consistently applied.

1.59.“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

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1.60.“Generic Product” shall have the meaning set forth in Section10.4(c)(ii).

1.61.“GIST” means Gastrointestinal Stromal Tumors as defined in the International Classification of Diseases, 10th Revision (ICD10) as code C49.A0-9.

1.62.“Global Study” means a clinical study designed to obtain Regulatory Approvals for the Licensed Products in multiple regions and countries through the conduct of a Clinical Trial in multiple medical institutions, countries, regions, territories and conducted as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common Clinical Trial protocol.

1.63.“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time.

1.64.“Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.65.“GSP” means all applicable Good Supply Practice standards, including, as applicable, as set forth in the then current good supply practice standards promulgated or endorsed by the FDA as defined in Good Supply Practice for Pharmaceutical Products or the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time.

1.66.“ICC Rules” shall have the meaning set forth in Section 16.4(a).

1.67.“IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority, which application is required to commence Clinical Trials in the applicable country.

1.68.“Indemnifying Party” shall have the meaning set forth in Section 13.3.

1.69.“Indemnitee” shall have the meaning set forth in Section 13.3.

1.70.“Indication” means a separate and distinct disease or condition, or sign or symptom of a disease or medical condition.  For clarity, different lines of treatment or the treatment of separate stages or forms of the same diseases or medical condition shall not constitute separate Indications.

1.71.“Initial Development Plan” shall have the meaning set forth in Section 5.2.

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1.72.“Initiation” means, with respect to a Clinical Trial, the administration of the first dose of the Licensed Product or comparator to the first patient or subject in such Clinical Trial.

1.73.“INTRIGUE Study” shall have the meaning set forth in Section 5.4(a).

1.74.“Invention” means any process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is invented as a result of a Party (or the Parties jointly) exercising its (their) rights or carrying out its obligations under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.75.“IRB” shall have the meaning set forth in Section 5.3.

1.76.“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 3.2(a).

1.77.“Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.78.“Knowledge” means, with respect to [***].

1.79.“Licensed Product” means any pharmaceutical preparation containing the Compound.

1.80.“Losses” shall have the meaning set forth in Section 13.1.

1.81.“Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacturing, filling and finishing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing and packaging.

1.82.“Major Market” shall have the meaning set forth in Section 15.1(c)

1.83.“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), publications, congress presentations and posters, published manuscripts, activities performed in connection with patient registries and post-approval trials, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Product and are not conducted by a Party’s medical affairs (or equivalent) departments, all of which shall be conducted in accordance with Applicable Law.

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1.84.“Medical Affairs Plan” means an overall plan for the Medical Affairs activities for the Licensed Product to be conducted in the Territory prepared and updated by Zai as provided in Section 8.1, however Medical Affairs activities conducted outside the Territory with healthcare professionals resident in the Territory (e.g., meetings at congresses outside the Territory) may be included in this Medical Affairs Plan.

1.85.“Milestone Events” means Development Milestone Events and Net Sales Milestone Events.

1.86.“Milestone Payments” means Development Milestone Payments and Net Sales Milestone Payments.

1.87.“Net Sales” means the gross price billed or invoiced on sales of the Licensed Product by Zai, its Affiliates, or Sublicensees to a Third Party in the Territory, less (without duplication) usual and customary:

(a)[***] discounts actually granted and deducted solely on account of sales of the Licensed Product, but excluding early payment discounts;

(b)rebates actually paid [***] solely on account of the purchase of such Licensed Product;

(c)credits issued for the Licensed Product [***] actually granted and related to the Licensed Product;

(d)(i) freight expense (actual), including insurance, to the extent it is not charged to or reimbursed by the customer, (ii) [***], (iii) bad debt written off under GAAP, with reasonable collection efforts and added back if collected, [***]; and

(e)Taxes (including, but not limited to sales, value added, consumption and similar taxes; but excluding income taxes) actually incurred, paid or collected and remitted to the relevant tax authority for the sale of the Licensed Product; provided that any amount of such taxes refunded, recovered or credited back by the relevant tax authority shall be included in Net Sales.

Each of the amounts set forth above shall be determined from the books and records of Zai, its Affiliate or Sublicensee, maintained in accordance with GAAP or in the case of Sublicensees, such similar accounting principles, consistently applied, and any amounts that are deducted from Net Sales pursuant to one subsection may not be deducted pursuant to another subsection (i.e., a deduction may only be taken once).

The transfer of a Licensed Product to an Affiliate, Sublicensee, or other Third Party (w) in connection with the Development or testing of a Licensed Product (including the conduct of clinical studies), (x) for purposes of distribution as promotional samples, (y) for indigent or similar public support or compassionate use programs, or (z) by and between Zai and its Affiliates or Sublicensees shall not, in any case, be considered a Net Sale of a Licensed Product under this Agreement.  Subject to the foregoing, any sales income received by Zai, its Affiliates or Sublicensees for Licensed Products prior to Regulatory Approval shall be Net Sales and subject to the Royalty Payments under Section 10.4.

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Net Sales shall also include and be deemed to have been made with respect to any Licensed Products used by Zai or any Affiliate, for its own commercial purposes, or transferred to any Third Party for less than the transferee is then charging in normal arms-length sales transactions; and Net Sales in all such cases shall be deemed to have been made at the prices therefor at which such Licensed Products are then being sold to the customers of such user or transferor (or of Zai, if an Affiliate is a user but not a seller) in arms-length sales transactions.  For clarity, in the event the Licensed Product is sold in an arms-length transaction to a governmental agency, a group purchase entity or any other entity having the bargaining power to negotiate the purchase price below normal retail price in transactions of lesser volume, Net Sales shall be calculated based on the actual price negotiated and agreed to for such agency or entity and not be based on the price charged in other arms-length sales transactions.

To the extent that Zai or any of its Affiliates, or Sublicensees, provides to the purchasing Third Party discounts or allowances that are applicable to purchases of the Licensed Product and one or more other products (such as in a “bundled sale” arrangement), such discounts and allowances shall be allocated between the Licensed Product (for purposes of the deductions used in calculating Net Sales as above) and such other products in an equitable and commercially reasonable manner that does not unfairly or inappropriately bias the level of discounting against the Licensed Product (as compared to the other products).

If Zai or any of its Affiliates, or Sublicensees, sells a Licensed Product as a Licensed Component of a Combination Product in the Territory in any Calendar Quarter, then Net Sales shall be calculated by multiplying the Net Sales of the Combination Product during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales per unit sold of the Licensed Component when sold separately in the Territory during such Calendar Year (calculated by determining the Net Sales of the Licensed Component during such Calendar Quarter in accordance with the definition of Net Sales set forth herein and dividing such Net Sales by the number of units of the Licensed Component during such Calendar Quarter) and B is the average Net Sales per unit sold of the Other Component(s) included in the Combination Product when sold separately during such Calendar Quarter (calculated by determining the Net Sales of such Other Component(s) sold during such Calendar Quarter by applying the definition of Net Sales set forth herein as if it applied to sales of such Other Component(s) and dividing such Net Sales by the number of units of such Other Component(s) sold during such Calendar Quarter).

For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product shall be allocated among sales of the Licensed Component and sales of the Other Component(s) included in such Combination Product as follows: (1) deductions that are attributable solely to the Licensed Component or one of the Other Component(s) shall be allocated solely to Net Sales of the Licensed Component or such Other Component, as applicable, and (2) all other deductions shall be allocated among sales of the Licensed Component and sales of the Other Component(s) in proportion to Zai’s and Deciphera’s mutual agreement of the fair market value of the Licensed Component and the Other Component(s).

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In the event that no separate sales of the Licensed Component or any Other Component(s) included in a Combination Product are made by Zai or its Affiliates, or Sublicensees, during a Calendar Quarter in which such Combination Product is sold, the average Net Sales per unit sold in the above described equation shall be replaced with Zai’s and Deciphera’s mutual agreement of the fair market value of the Licensed Component and each of the Other Component(s) included in such Combination Product.

1.88.“Net Sales Milestone Event” shall have the meaning set forth in Section 10.3(a).

1.89.“Net Sales Milestone Payment” shall have the meaning set forth in Section 10.3(a).

1.90.“New IP” shall have the meaning set forth in Section 14.1(a).

1.91.“New Program IP” shall have the meaning set forth in Section 14.1(a).

1.92.“NMPA” means the National Medical Product Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.93.“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

1.94.“Patent Prosecution” means the responsibility and authority for (a) preparing, filing and prosecuting applications (of all types) for any Patent, (b) managing any interference, opposition, re-issue, reexamination, invalidation proceedings, revocation, nullification, or cancellation proceeding relating to the foregoing, (c) deciding to abandon Patent(s), (d) listing in regulatory publications (as applicable), (e) patent term extension, and (f) settling any interference, opposition, revocation, nullification or cancellation proceeding.

1.95.“Patents” means (a) all national, regional and international patents and patent applications, including any provisional patent application, (b) any patent application claiming priority from such patent application or provisional patent applications, including divisions, continuations, continuations-in-part, additions, (c) any patent that has issued or in the future issues from any of the foregoing patent applications, including any utility or design patent or certificate of invention, and (d) re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.

1.96.“Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

1.97.“Pharmacovigilance Agreement” shall have the meaning set forth in Section 6.4(a).

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1.98.“Phase I Clinical Study” means any Clinical Trial(s), the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, that would satisfy the requirement of 21 C.F.R. § 312.21(a), or its foreign equivalent, as may be amended from time to time, or any analogous Clinical Trial described or defined in Applicable Laws.

1.99.“Phase III Clinical Study” means any Clinical Trial(s), which Clinical Trial(s) is (are) designed to (a) establish that the Licensed Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) be a pivotal study for submission of an Regulatory Approval Application to obtain Regulatory Approval for such Licensed Product in any region or regulatory jurisdiction, as defined in 21 C.F.R. § 312.21(c), or its foreign equivalent, as may be amended from time to time, or any analogous Clinical Trial described or defined in Applicable Laws.

1.100.“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall exclude Hong Kong, Macau, and Taiwan.

1.101.“Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, a rate equivalent to the base rate on corporate loans posted by at least percent (70%) of the ten largest U.S. banks.

1.102.“Product Infringement” shall have the meaning set forth in Section 14.4(a).

1.103.“Product Marks” shall have the meaning set forth in Section 9.4.

1.104.“Product Specifications” means the acceptance criteria agreed by the Parties, including numerical limits, ranges or other criteria for the Licensed Product.

1.105.“Public Official” shall have the meaning set forth in Section 12.5(d).

1.106.“Quality Agreement” shall have the meaning set forth in Section 7.2.

1.107.“Receiving Party” shall have the meaning set forth in Section 11.1(a).

1.108.“Reduced Taxes” shall have the meaning set forth in Section 10.8.

1.109.“Regional Studies” shall have the meaning set forth in Section 5.2(b).

1.110.“Regulatory Approval” means, with respect to a Licensed Product in a region or a country, the approvals from the necessary Governmental Authority or Regulatory Authority to import, market and sell such Licensed Product in such region, including pricing approvals (but excluding reimbursement approvals).

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1.111.“Regulatory Approval Application” means a New Drug Approval Application or Biologics License Application (each, as defined in the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), as amended from time to time) in the U.S., or any corresponding application for approval to market or sell a product in any country, region or jurisdiction in the Territory outside the U.S.

1.112.“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Products, including the NMPA, and any corresponding national or regional regulatory authorities.

1.113.“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

1.114.“Remedial Action” shall have the meaning set forth in Section 6.8.

1.115.“Replacement Site” shall have the meaning set forth in Section 5.7(c).

1.116.“Retained Rights” shall have the meaning set forth in Section 2.2.

1.117.“Royalty Payment” shall have the meaning set forth in Section 10.4(a).

1.118.“Royalty Term” shall have the meaning set forth in Section 10.4(b).

1.119.[***]

1.120.“Sublicensee” means a Third Party, or Zai’s Affiliates who was granted a sublicense by Zai under the licenses granted in Section 2.1.  For clarity, a Third Party who was granted a sublicensee by a Sublicensee shall also be deemed a Sublicensee.

1.121.“Supply Agreement” shall have the meaning set forth in Section 7.2.

1.122.“Supply Notice” shall have the meaning set forth in Section 15.1(c).

1.123.“Support Studies” shall have the meaning set forth in Section 5.2(b).

1.124.[***]

1.125.[***]

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1.126.“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).  For the avoidance of doubt, Taxes includes VAT.

1.127.“Term” shall have the meaning set forth in Section 15.1.

1.128.“Territory” means the PRC, Hong Kong, Macau, and Taiwan (which for purposes of this Agreement shall each be deemed a region).

1.129.[***]

1.130.“Third Party” means an entity other than (a) Zai and its Affiliates or (b) Deciphera and its Affiliates.

1.131.“Transition Period” shall have the meaning set forth in Section 15.8(b)(iv).

1.132.“U.S. Dollars” or “$” means United States dollars, the lawful currency of the United States.

1.133.“Upfront Payment” shall have the meaning set forth in Section 10.1.

1.134.“Valid Claim” means (a) a claim of an issued and unexpired Patent included within the Deciphera Program Patents that (i) covers the practice of the Licensed Product in the Territory that (ii) has not been permanently revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or is not appealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of a pending patent application included within the Deciphera Program Patents in the Territory that (1) would cover the practice of the Licensed Product in the Territory if such claim was to issue, (2) has not been pending for more than [***] from its earliest priority date, and (3) (A) has not been cancelled, withdrawn or abandoned or (B) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal.

1.135.“VAT” means value-added taxes or other similar taxes.

1.136.[***]

1.137.“Zai” shall have the meaning set forth in the preamble of this Agreement.

1.138.“Zai Acquired Party” shall have the meaning set forth in Section 2.6(b)(iii).

1.139.“Zai Indemnitee(s)” shall have the meaning set forth in Section 13.2.

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1.140.“Zai IP” means any and all Know-How and Patents Controlled by Zai or its Affiliates as of the Effective Date or during the Term that are generated or used by Zai in the Development, packaging, having packaged, or Commercialization of a Licensed Product; provided that if any such Know-How or Patent is in-licensed by Zai from a Third Party, then such Know-How or Patent shall not be included in Zai IP unless Deciphera agrees in writing to comply (and does in fact comply) with the applicable terms and conditions of such Third Party license and to pay (and does in fact pay) any amount that Zai is obligated to pay such Third Party on account of Zai’s grant and/or Deciphera’s exercise of a sublicense under such Know-How or Patent.

ARTICLE 2

Licenses; Non-Compete

2.1.License Grant to Zai.

(a)Subject to the terms and conditions of this Agreement, Deciphera hereby grants to Zai, during the Term, (i) an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Deciphera Program IP to Develop, package or have packaged, distribute, use, sell, offer for sale, import and otherwise Commercialize the Licensed Products in the Field in the Territory; (ii) a non-exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Deciphera Background Know-How to Develop, package or have packaged, distribute, use, sell, offer for sale, import and otherwise Commercialize the Licensed Products in the Field in the Territory; and (iii) a non-exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Deciphera Program IP and Deciphera Background Know-How to package or have packaged the Licensed Product in [***] for Development, distribution, use, sale and Commercialization in the Field in the Territory.

(b)For clarity, the licenses granted under this Section 2.1 (i) do not include the right to primary or secondary Manufacture or to have Manufactured the Compound, Licensed Products or drug substance of the Licensed Products in the Field in the Territory but (ii) include the right for Zai to package the Licensed Product in the Territory solely pursuant to Section 7.1.

2.2.Deciphera Retained Rights.  Notwithstanding anything to the contrary in this Agreement, Deciphera hereby expressly retains, on behalf of itself (and its Affiliates, licensees, and sublicensees) (a) all rights under the Deciphera IP to fulfill, either itself, its Affiliates or through subcontractors, Deciphera’s obligations under this Agreement, (b) subject to Section 2.6 and subject to Zai’s non-exclusive right to package or have packaged the Licensed Product in [***] in accordance with Section 2.1(a), the exclusive rights with respect to Deciphera IP to the extent relating to the Development, Manufacture and Commercialization of the Compound or Licensed Product outside the Territory, and (c) (i) the non-exclusive rights under the Deciphera IP to Develop or have Developed, and (ii) the exclusive the rights to Manufacture or have Manufactured, in each case of (i) and (ii) the Compound or Licensed Product in the Territory solely to support (1)

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the Development and Commercialization of the Licensed Product by Deciphera outside of the Territory or (2) the Development and Commercialization of the Licensed Product by Zai in the Territory (including through the conduct of Global Studies by Deciphera pursuant to Section 5.4) (the “Retained Rights”).  In the event that Deciphera wishes to exercise its Retained Rights to Manufacture or have Manufactured the Licensed Product in the Territory, or to conduct the Global Studies in the Territory during the Term, Deciphera shall notify Zai in writing and the Parties shall discuss and coordinate regulatory activities relating to such Manufacture and Development activities in the Territory; provided that in no event such discussion and coordination shall diminish Deciphera’s sole discretion and final decision-making authority with respect to any Global Study.  Zai acknowledges and agrees that the Retained Rights includes the right for Deciphera to grant licenses under clause (a) or clause (c) of the Retained Rights to its Affiliates and Third Parties in the Field in the Territory; provided that, except for sales to Zai, subject to Section 15.1, during and after the expiration (but not early termination) of the Term, Deciphera shall not, and shall obligate its Affiliates, licensees, and sublicensees to not, sell or offer for sale in the Territory any Licensed Product Manufactured under the Retained Rights.  For the avoidance of doubt, subject to Section 15.1, the Retained Rights shall exclude the right under the Deciphera IP to Commercialize the Compound or Licensed Product in the Field in the Territory during and after the expiration (but not early termination) of the Term, and Deciphera, its Affiliates and licensees shall not undertake such Commercialization in the Field in the Territory without Zai’s express prior written consent.

2.3.Right to Sublicense.

(a)General.  [***] Zai shall have the right to grant sublicenses to any Third Party as proposed in writing by Zai under the licenses granted in Section 2.1.  [***].  Zai shall be liable for (i) its Sublicensee’s conduct that is prohibited under this Agreement, and (ii) its Sublicensee’s breach of this Agreement which shall be deemed a breach of this Agreement as if Zai had itself conducted the action or inaction attributed to the beach of this Agreement, provided that Zai shall have the right to cure, if curable, such breach on behalf of such Sublicensee within [***] days following the receipt of notice of such breach.

(b)Restrictions.  Zai shall not grant a sublicense to any Third Party that has been debarred or disqualified by any Governmental Authority or is subject to any proceedings, sanctions or fines under any Anti-Corruption Law.  Zai shall ensure that, prior to engaging any Third Party as a Sublicensee that such Third Party is subject to written agreements containing terms and conditions that: (i) require each such Sublicensee to protect and keep confidential any Confidential Information of the Parties, including in accordance with ARTICLE 11; (ii) provide Deciphera with the right to audit (either by itself or through Zai or Zai’s designee) the books and records of each such Sublicensee in accordance with this Agreement (including pursuant to Sections 5.7(b), 6.5, 9.6, 10.6(d), and 12.5(a)(iv)); (iii) do not impose any payment obligations or liability on Deciphera; and (iv) are otherwise consistent with the terms of this Agreement.  Zai shall provide a copy of the complete executed agreement with each Sublicensee to Deciphera; provided that Zai shall be permitted to redact commercially sensitive economic terms of any such agreement which terms are not necessary for Deciphera to confirm its rights hereunder.  Zai shall remain primarily responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any Sublicensee.

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2.4.License Grant to Deciphera.  Zai hereby grants to Deciphera a perpetual, non-exclusive, fully paid-up and royalty free, transferrable, unlimited, sublicenseable (in multiple tiers) license under Zai IP to (a) fulfill, either itself, its Affiliates or through subcontractors, its obligations under this Agreement, including its manufacturing and supply obligations under ARTICLE 7, (b) Develop or Manufacture the Compound and Licensed Product in the Territory solely for the purpose of the Development and Commercialization of the Compound and Licensed Product outside the Territory, and (c) Develop, Manufacture and Commercialize the Compound and Licensed Product outside the Territory.

2.5.No Implied Licenses; Negative Covenant.  Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, trademarks, patents or patent applications of the other Party.  Each Party shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Patent or Know-How licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

2.6.Exclusivity.

(a)Non-Compete.  During the Term, except as provided in Section 2.6(b) below or otherwise expressly contemplated under this Agreement, neither Party shall, and each Party shall cause its Affiliates and Sublicensees to not, engage in (independently or for or with any Third Party) any Development, Manufacture or Commercialization in the Territory of any compound or product that is [***]; provided that in the event (i) [***]; and (ii) [***], then (iii) the Parties shall discuss in good faith whether such pharmaceutical product would not be deemed a Competing Product for the purposes of this Agreement and (iv) [***], shall such pharmaceutical product not be deemed a Competing Product.

(b)Change of Control; Acquisition.

(i)Change of Control of a Party.  In the event that a Party or any of its Affiliates undergoes a Change of Control with a Third Party (a “Acquirer”), the restrictions set forth in Section 2.6(a) shall not apply to (1) any activities that would otherwise constitute a breach of Section 2.6(a), including a Competing Product that is being developed, manufactured or commercialized (collectively, “Competing Activities”), [***].

(ii)Acquisition of a Third Party by Deciphera.  In the event that Deciphera or any of its Affiliates merges or consolidates with, or otherwise acquires a Third Party (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transactions) (a “Deciphera Acquired Party”), the restrictions set forth in Section 2.6(a) shall not apply [***].

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(iii)Acquisition of a Third Party by Zai.  In the event that Zai or any of its Affiliates merges or consolidates with, or otherwise acquires a Third Party (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transactions) (a “Zai Acquired Party”), that is performing any Competing Activities at the closing of such transaction, then [***].  Notwithstanding the foregoing, in the event [***], then [***] unless and until [***].

ARTICLE 3

GOVERNANCE

3.1.Alliance Managers.  Within thirty (30) days following the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical Development and Commercialization issues) to act as its alliance manager under this Agreement (the “Alliance Manager”).  The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement.  The Alliance Managers shall (a) facilitate the flow of information; (b) otherwise promote communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross-functional disputes in a timely manner; and (c) manage the JSC meetings by (i) calling meetings of the JSC; (ii) preparing and issuing minutes of each such meeting within ten (10) Business Days thereafter; and (iii) preparing and circulating an agenda for the upcoming meeting, in each case at the direction of and in consultation with the then current chairperson.  Each Party may replace its Alliance Manager by written notice to the other Party.

3.2.Joint Steering Committee.

(a)Formation.  Within twenty (20) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”) to cooperate, coordinate, integrate, monitor and oversee the Development and Commercialization of the Licensed Products in the Field in the Territory under this Agreement.  Each Party shall appoint three (3) representatives to the JSC, each of whom shall be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities.  Each Party may replace its JSC representatives upon written notice to the other Party.  Upon the JSC’s establishment, a representative from Zai shall act as the chairperson of the JSC.  Once a year, the role of chairperson shall rotate between representatives of the Parties.  The chairperson shall not have any greater authority than any other representative of the JSC.

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(b)Role.  The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review, discuss and approve the overall strategy for the Development and Commercialization of the Licensed Product in the Field in the Territory; (iii) review, discuss and approve the Development Plan and amendments thereto; (iv) review and discuss the Commercialization Plan and amendments thereto; (v) review, discuss and approve the Product Specifications; (vi) establish subcommittees as necessary or advisable to further the purpose of this Agreement; (vii) report safety issues of the Licensed Products to Regulatory Authorities; (viii) manage the supply chain; (ix) through a subcommittee solely consisting of medical affairs personnel, review, discuss, and approve the Medical Affairs Plan and oversee the Medical Affairs activities of the Parties in the Territory; and (x) perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement.

(c)Limitation of Authority.  The JSC shall only have the powers expressly assigned to it in this ARTICLE 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement;  (iv) make any decisions related to, [***] other matters related to [***]; or (v) impose any other obligations on either Party without the prior written consent of such Party.  Notwithstanding anything to the contrary under this Agreement or in the Development Plan, [***].

(d)Meetings.  The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every Calendar Quarter until the earlier of (i) one (1) year after the Effective Date, or (ii) Zai first receives a Regulatory Approval Application for the Licensed Product in the PRC.  Thereafter, the JSC shall hold meeting no less frequently than once every six (6) months.  Each Party may call additional ad hoc JSC meetings as the needs arise with reasonable advance notice to the other Party.  Meetings of the JSC may be held in person, by audio or video teleconference; provided that at least one (1) meeting per Calendar Year of the JSC shall be held in person.  In-person JSC meetings shall be held at locations selected alternately by the Parties.  Each Party shall be responsible for such Party’s expenses of participating in the JSC meetings.  No action taken at any JSC meeting shall be effective unless at least two (2) representatives of each Party are participating in such JSC meeting.

(e)Non-Member Attendance.  Each Party may from time to time invite a reasonable number of participants relevant to items on the issued agenda, in addition to its representatives, to attend the JSC meetings in a non‑voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party.  Such Party shall also ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

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(f)Decision-Making.  All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] after such matter was brought to the JSC for resolution, such matter shall be referred by the Parties’ Alliance Managers to the Chief Executive Officer of Deciphera (or a senior office designated by the Chief Executive Officer of Deciphera) and the Chief Executive Officer of Zai (or a senior office designated by the Chief Executive Officer of Zai) (the “Executive Officers”) for resolution.  [***].

(g)Exchange of Information.  The Parties shall cooperate to exchange information with respect to Development, Commercialization and Medical Affairs activities conducted by each Party and their Affiliates, licensees and sublicensees.  Such exchange shall include summaries of all Clinical Trials and other studies of the Licensed Product as reasonably requested by a Party.  For Clinical Trials that may be used to support Regulatory Approval in the other Party’s Territory (including Global Studies), such exchange shall also include all data, results and analyses as reasonably requested by a Party, and the other Party shall have the right to use such data and results for the purpose of obtaining and maintaining Regulatory Approval of the Licensed Product in its territory.

ARTICLE 4

DEVELOPMENT Technology Transfers

4.1.Transfer of Deciphera Know-How.  Deciphera shall transfer to Zai all Deciphera Know-How listed in Schedule 1.31 and Schedule 1.37 to the extent necessary or reasonably useful for Zai to perform its obligations under this Agreement, which transfer shall occur in a manner and following a reasonable schedule established by the JSC.  During the Term, Deciphera shall provide Zai with additional Deciphera Know-How, to the extent such Deciphera Know-How comes to Deciphera’s attention (or are reasonably requested by Zai) and have not previously been provided to Zai, to the extent necessary or reasonably useful for Zai to exercise its rights or perform its obligations under this Agreement.

4.2.Assistance by Deciphera.  At Zai’s reasonable request, Deciphera shall cooperate with Zai to provide such reasonable technical assistance as may be necessary in connection with (a) the transfer to Zai of the Development of Licensed Products in the Territory and (b) the seeking of Regulatory Approval for Licensed Products in the Territory, in each case as is consistent with the capacity and capabilities of Deciphera.  Upon Zai’s request for any reasonable technical assistance, Deciphera shall provide Zai with such reasonable technical assistance [***].  For clarity, [***] part of technical assistance provided to Zai by Deciphera to the extent [***].

4.3.No Manufacturing Technology Transfer.  For the avoidance of doubt, Deciphera shall not be obligated to transfer any Know-How Controlled by Deciphera or its Affiliates or otherwise relating to the Manufacture of the Licensed Product to Zai.

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ARTICLE 5

Development

5.1.Diligence and Responsibilities.

(a)Zai shall be responsible for, and shall use Commercially Reasonable Efforts to, Develop the Licensed Product in the Field in the Territory in accordance with the Development Plan.  For clarity, Zai shall use Commercially Reasonable Efforts to Develop the Licensed Products pursuant to the Development Plan [***].

(b)Zai shall use Commercially Reasonable Efforts to conduct its tasks pursuant to the Development Plan and to achieve the objectives of the Development Plan.  Zai shall perform such obligations under the Development Plan in a professional manner, and in compliance in all respects with the Development Plan and the requirements of Applicable Laws, GCP and cGMP.  Changes in the scope or direction of the Development work under this Agreement that would require a material deviation from the Development Plan must be approved by the JSC as set forth in Section 3.2(b).

(c)Zai shall use Commercially Reasonable Efforts to Develop the Licensed Product through the most expeditious available regulatory pathway in the Territory.

5.2.Development Plan.  The Parties shall undertake the Development of the Licensed Product in a collaborative and efficient manner in accordance with this ARTICLE 5.  The Development of the Licensed Product relating to the Territory under this Agreement shall be governed by a written Development Plan (the “Development Plan”), as such Development Plan may be revised from time to time in accordance with this Section 5.2.  The Development Plan shall also include an outline of the Global Studies; provided that for clarity, such outline shall be for purposes of reference only [***].  Deciphera shall provide Zai with the protocol of the Global Studies upon request.  The Development Plan shall contain in reasonable detail the major Development activities and the timelines for achieving such activities, including activities designed to achieve Regulatory Approvals for the Licensed Product in the Territory [***].  As of the Effective Date, the Parties have agreed to the initial Development Plan, which is attached hereto as Schedule 5.2 (the “Initial Development Plan”).  From time to time, [***], Zai shall propose updates or amendments, if any, to the Development Plan in consultation with Deciphera and submit such proposed updated or amended plan to the JSC for review, discussion, and approval.  In accordance with Section 3.2(b), the JSC shall review and approve any updates or amendments to the Development Plan.

(a)The Initial Development Plan shall list those activities that the Parties mutually agree that Zai shall undertake over a [***] period from the Effective Date for the purpose of coordinating and integrating the Development activities for the worldwide Development of the Licensed Products.

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(b)The Initial Development Plan shall include (i) a list of any non-clinical studies or Clinical Trials in the Territory or outside the Territory (other than the Global Studies) that the Parties mutually agree would be required to support the regulatory activities in the Territory, such as drug interaction studies or comparability studies in connection with any manufacturing process changes (the “Support Studies”), or (ii) any country-specific development plans required to support registration of a Licensed Product in one or more regions in the Territory that are not covered under the Global Studies or Support Studies (the “Regional Studies”).

5.3.Abandoned Development.  If, prior to the First Commercial Sale of any Licensed Product Developed under the Development Plan, (a) no Active Development Activities (as defined below) have been conducted by Zai, its Affiliates or permitted Sublicensee for [***], (b) such inactivity was not caused by a Serious Adverse Event or Serious Adverse Drug Reaction reported pursuant to the Pharmacovigilance Agreement, Regulatory Authority or was not due to a force majeure event or Deciphera’s failure to supply sufficient quantities of the Licensed Product to Zai, and (c) Deciphera has complied with its obligations under this Agreement and the Supply Agreement during such time period, then Zai shall be deemed to have abandoned the Development under the applicable Development Plan for the Licensed Product therein (“Abandoned Development”).  [***]. “Active Development Activities” exists if Zai has performed or is performing any of the following Development activities: [***].

5.4.Global Study.

(a)General.  Deciphera (i) may initiate, suspend, or cease a Global Study for the Licensed Product for any Indication and (ii) shall [***] such Global Study or [***] such Global Study.  The Parties acknowledge that Deciphera is currently conducting a Global Study for the Licensed Product for [***].  Notwithstanding anything to the contrary hereunder, (1) Deciphera shall be responsible for all Clinical Trial costs for any Global Study initiated and conducted by Deciphera [***] in the Territory, such costs to exclude all FTE costs and related expenses incurred by Zai in providing such assistance (referred to in the preceding sentence) in the Territory related to a Global Study, (2) [***], (3) Zai shall provide reasonable assistance [***] to Deciphera for any such Global Study in the Territory upon reasonable request of Deciphera, (4) Deciphera shall keep Zai reasonably informed of any material activities or progress of any such Global Study to the extent related to the Development of the Licensed Products in the Territory, and (5) Zai may provide recommendations or advice on Clinical Trial sites, and other Territory-specific matters in relation to any such Global Study, which Deciphera shall consider in good faith; provided, however, [***].

(b)[***].

5.5.Development Reports.  The status, progress and results of Zai’s Development activities under this Agreement shall be discussed at meetings of the JSC.  At least [***] each regularly scheduled JSC meeting, Zai shall provide the JSC with a written report detailing its Development activities and the results thereof, covering subject matter at a level of detail reasonably required by Deciphera and sufficient to enable Deciphera to determine Zai’s

CONFIDENTIAL

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compliance with its diligence obligations pursuant to Section 5.1 and Section 5.3.  Through the JSC, Deciphera shall keep Zai reasonably informed on the Development of the Licensed Product conducted by or on behalf of Deciphera, including the Global Studies and Support Studies.  In addition, each Party shall make available to the other Party such additional information about its Development activities as may be reasonably requested by the other Party from time to time.  All updates and reports provided by a Party pursuant to this Section 5.5 shall be the Confidential Information of such Party.

5.6.Development Costs.  Zai shall be solely responsible for all expenses and costs incurred for all Development, packaging, having-packaged, and Commercialization of the Licensed Products in the Territory and packing and having-packaged in [***], including those incurred for the Regional Studies in the Territory but expressly excluding the cost of any Global Studies (which cost shall be borne solely by Deciphera unless otherwise agreed by the parties in writing) pursuant to Section 5.4, [***].  Zai shall be responsible for all expenses and costs incurred for the portion of the Support Studies that is conducted in the Territory and Deciphera shall be responsible for all expenses and costs incurred for the portion of such Support Studies that is conducted outside the Territory.

5.7.Clinical Trial Audit Rights.

(a)Clinical Trials.  Each Party shall conduct all Clinical Trial of the Licensed Products in compliance with all Applicable Laws, including GCP and regulations promulgated by the NMPA and FDA.

(b)Conduct of Audits.  [***] Deciphera or its representatives may conduct an audit of Zai, its Affiliates, or any Sublicensees, subcontractors, and all Clinical Trial sites engaged by Zai or its Affiliates or Sublicensees, subcontractors to perform Zai’s obligations under any Development Plan, in each case, to ensure that the applicable Clinical Trials are conducted in compliance with the Development Plan, GCP, and Applicable Laws; provided that in the event any such audit of Zai’s subcontractors or Clinical Trial sites engaged by Zai or its Affiliates or Sublicensees, subcontractor requires Zai’s assistance, Zai shall provide Deciphera or its representatives with such assistance, to the extent reasonable, including providing personnel of Zai to be present for such audit and producing any documents or authorizations allowing Deciphera or its representatives to conduct such audit, to the extent reasonable.  No later than thirty (30) days after the completion of such audit, Deciphera shall provide Zai with a written summary of Deciphera’s findings of any deficiencies or other areas of remediation that Deciphera identifies during any such audit.  Zai shall use Commercially Reasonable Efforts to respond or remediate any such deficiencies within thirty (30) days following Deciphera’s receipt of such report.  Without limiting the foregoing, Zai shall have the right to be present at any such audit conducted by Deciphera pursuant to this Section 5.7 of any Sublicensees, subcontractors, subcontractors or Clinical Trial sites.  For the avoidance of doubt, [***].

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(c)Deficient Sites and Replacement.  With respect to any Clinical Trial in a Support Study or Regional Study, if the Parties acting reasonably and in good faith agree that any deficiencies with respect to a Clinical Trial site identified pursuant to Section 5.7(b) (each, a “Deficient Site”) may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from the conduct of any such Clinical Trial at such Deficient Site, then Deciphera shall notify Zai of such Deficient Site and the Parties shall discuss and attempt to agree upon a remediation plan for such Deficient Site.  If the Parties cannot agree to such a remediation plan for a Deficient Site, then Zai shall promptly remove such Deficient Site from such Clinical Trial and replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) in the Territory, and Zai shall be solely responsible for the costs of such replacement (unless not permitted by Applicable Law or for ethical reasons).  Any such Replacement Site shall be compliant in all respects with Applicable Law.

5.8.Records.  Each Party shall maintain appropriate records in either tangible or electronic form of (a) all significant Development, Manufacture, final packaging, and Commercialization events and activities conducted by it or on its behalf related to a Licensed Product; and (b) all significant information generated by it or on its behalf in connection with the Development, Manufacture, packaging, or Commercialization of a Licensed Product, in each case in accordance with its usual documentation and record retention practices.  Such records shall be in sufficient detail to properly reflect, in a good scientific manner, all significant work done, and the results of studies and trials undertaken and, further, shall be at a level of detail appropriate for patent and regulatory purposes.  Each Party shall document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines.  Upon a Party’s reasonable request, the other Party shall, and shall cause its Affiliates and Sublicensees, to provide to the first Party copies of such records (including access to relevant databases, if any) of Development, packaging, and Commercialization activities to the extent necessary for the Development, packaging, and Commercialization of the Licensed Product in the other Party’s territory, including for regulatory and patent purposes.  All such records, reports, information and data provided shall be subject to the confidentiality provisions of ARTICLE 11.

ARTICLE 6

Regulatory

6.1.Zai’s Responsibilities.  Zai shall use Commercially Reasonable Efforts to obtain Regulatory Approvals and pricing and reimbursement approvals for Licensed Products in the Territory in accordance with the Development Plan and Zai shall be solely responsible for all costs and expenses incurred in connection with performing such activities in the Territory.  Zai shall be responsible for all regulatory activities leading up to and including the obtaining of the Regulatory Approvals for a Licensed Product from the Regulatory Authority on a region-by-region basis, at its sole cost and expense.  Zai or its designee shall own, hold and maintain all Regulatory Approvals for a Licensed Product in the Territory; provided however that [***]; provided that in the event [***]. Zai shall keep Deciphera promptly informed of regulatory developments related to the Licensed Products in the Territory and shall promptly notify Deciphera in writing of any decision by any Regulatory Authority in the Territory regarding a Licensed Product.

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(a)Review of Regulatory Submissions.  Each Party shall provide to Deciphera for review and comment drafts of all Regulatory Submissions in the Territory for the Licensed Products no later than [***] prior to the planned submission.  Each Party shall incorporate any comments received from the other Party on such Regulatory Submissions where required under any Applicable Law and shall consider in good faith any other comments received from the other Party on such Regulatory Submissions.  In addition, each Party shall notify the other Party of any material Regulatory Submissions for the Licensed Products and any other material documents, comments or other correspondences related thereto submitted to or received from any Regulatory Authority in the Territory and shall provide such other Party with copies thereof as soon as reasonably practicable, but in all events within [***] after submission or receipt thereof.  If any such Regulatory Submission, comment, or correspondence is not in English, then, at the other Party’s request and expense, the Party providing such copies shall also provide the other Party with a written English translation within the corresponding timelines as set forth in this ARTICLE 6.

(b)Notice of Meetings.  Each Party shall provide the other Party with notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Licensed Product no later than [***] after receiving notice thereof.  The notifying Party shall lead any such meeting or discussion and the other Party or its designee shall have the right, but not the obligation, to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Law or Regulatory Authority.  At the notifying Party’s request, the other Party shall reasonably cooperate with the notifying Party in preparing for any such meeting or discussion.  If the notified Party elects not to attend such meeting or discussion, then the notifying Party shall provide to the other Party a written summary thereof in English promptly following such meeting or discussion.

(c)Notice of Regulatory Action.  If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Zai relating to any Licensed Product, then Zai shall notify Deciphera of such contact, inspection, or notice or action within [***] after receipt of such notice (or, if action is taken without notice, within [***] of Zai becoming aware of such action).  Deciphera shall have the right to review and comment on any other responses to Regulatory Authority that pertain to a Licensed Product in the Territory.

6.2.Deciphera’s Responsibilities.  Deciphera shall reasonably cooperate with Zai in obtaining any Regulatory Approvals for a Licensed Product in the Territory by providing, to the extent reasonably required by Zai, access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, and documentation for the Licensed Product outside of the Territory pursuant to ARTICLE 4 if such information is required in furtherance of such Regulatory Approvals.  In addition, upon Zai’s reasonable request, Deciphera shall, and shall cause its Affiliates and sublicensees (to the extent permitted in such sublicensees’ agreement with Deciphera), to provide to Zai copies of such records of Development, Manufacturing, and Commercialization activities to the extent necessary or reasonably useful to obtain Regulatory Approval of the Licensed Product in the Territory. [***].

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6.3.Right of Reference.  Each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to the Licensed Product in the Field submitted by or on behalf of such Party.  Zai may use such right of reference to Deciphera’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of the Licensed Products in Field in the Territory.  Deciphera may use the right of reference to Zai’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of the Licensed Products outside the Territory.

6.4.Adverse Events Reporting.

(a)Promptly following the Effective Date, but in no event later than thirty (30) days thereafter, Zai and Deciphera shall develop and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (the “Pharmacovigilance Agreement”).  Such agreement shall describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, licensees or sublicensees to comply with its legal obligations.  The Pharmacovigilance Agreement shall be promptly updated if required by changes in legal requirements.  Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.  To the extent there is any disagreement between this Section 6.4, Section 6.5, or any related definitions and the Pharmacovigilance Agreement, the Pharmacovigilance Agreement shall control with respect to safety matters and this Agreement shall control with respect to all other matters.

(b)Zai shall be responsible for complying with all Applicable Laws governing Adverse Events in the Territory for all Clinical Trials performed by Zai and Deciphera shall be responsible for complying with all Applicable Laws covering Adverse Events (i) in the Territory for all Clinical Trials performed by Deciphera [***] and (ii) outside the Territory for all Clinical Trials.

6.5.Safety and Regulatory Audits.  In addition to Deciphera’s right to conduct Clinical Trial audits pursuant to Section 5.7, upon reasonable notification, Deciphera shall be entitled to conduct an audit of safety and regulatory systems, procedures and practices of Zai, including on-site evaluations to the extent permitting such on-site evaluations is in the control of Zai.  With respect to any inspection of Zai or its Affiliates or Sublicensees (including Clinical Trial sites) by any Governmental Authority relating to any Licensed Product, Zai shall notify Deciphera of such inspection (a) no later than [***] after Zai receives notice of such inspection or (b) within [***] after the completion of any such inspection of which Zai did not receive prior notice.  Zai shall promptly provide Deciphera with all information related to any such inspection.  Zai shall also permit Governmental Authorities outside of the Territory to conduct inspections of Zai or its Affiliates or Sublicensees (including Clinical Trial sites) relating to the Licensed Product, and shall ensure that all such Affiliates or Sublicensees permit such inspections.  Deciphera shall have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority),

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to be present at any such inspection.  Following any such regulatory inspection related to the Licensed Products, Zai shall provide Deciphera with (i) an unredacted copy of any finding, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to the Licensed Product) within [***] of Zai receiving the same, and (ii) in the event that such findings, notice, or report [***] such finding, notice, or report of a Governmental Authority related to such inspection (to the extent related to the Licensed Product) [***] receiving the same.  Further details including notification, timing, response and scope of such audits shall be included in the Pharmacovigilance Agreement.

6.6.No Harmful Actions.  If Deciphera believes that Zai is taking or intends to take any action with respect to a Licensed Product that could have a material adverse impact upon the regulatory status of the Licensed Product outside the Territory, Deciphera shall have the right to bring the matter to the attention of the JSC and the Parties shall discuss in good faith to resolve such concern.  Without limiting the foregoing, unless the Parties otherwise agree: (a) Zai shall not communicate with any Regulatory Authority having jurisdiction outside the Territory, unless so ordered by such Regulatory Authority, in which case Zai shall immediately notify Deciphera of such order; and (b) Zai shall not submit any Regulatory Submissions or seek Regulatory Approvals for the Licensed Product outside the Territory.

6.7.Notification of Threatened Action.  Each Party shall [***] the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Third Party, which would reasonably be expected to affect the safety or efficacy claims of any Licensed Product or the continued marketing of any Licensed Product (as to Deciphera’s notification obligation, only to the extent it would reasonably be expected to affect the Territory).  Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action with respect to the Territory.

6.8.Remedial Actions.  Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action by any Governmental Authority or Regulatory Authority (as to Deciphera’s notification obligation, only to the extent it would reasonably be expected to affect the Territory) (a “Remedial Action”).  The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to the Territory.  Zai shall have sole discretion with respect to any matters relating to any Remedial Action in the Territory, including the decision to commence such Remedial Action and the control over such Remedial Action; provided that Deciphera shall have sole discretion with respect to any matters relating to any Remedial Action in the Territory to the extent related to any Global Study.  The cost and expenses of any Remedial Action in the Territory shall be borne solely by the Party with sole discretion, provided however that to the extent a Remedial Action in the Territory results primarily from the failure of the Licensed Product supplied by Deciphera to comply with the Product Specifications, product warranties (as set forth in the Supply Agreement) and Applicable Laws, including cGMP requirements, then Deciphera shall reimburse Zai for the reasonable cost and expense of such Remedial Action if this is required and after consultation with Deciphera.  Each shall, and shall ensure that its Affiliates and sublicensees shall, maintain adequate records to permit the Parties to trace the distribution and use of the Licensed Product in the Territory.

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ARTICLE 7

MANUFACTURING

7.1.Packaging.  Zai shall (a) be responsible for, and use Commercially Reasonable Efforts to package or have packaged the Licensed Products, sufficient and solely to meet the Development and Commercialization requirements of a Licensed Product in the Territory, at its sole cost and expense, and (b) undertake such activities of the Licensed Products in accordance with the Product Specifications.  Zai may not manufacture Licensed Products other than as otherwise specified in this Section 7.1.

7.2.Supply of Licensed Products.  Customary terms of forecasting and ordering procedures, Product Specifications, and other operational matters relating to the supply of the Licensed Product under this Section 7.2 shall be set forth in a supply agreement to be mutually agreed upon by the Parties consistent with this ARTICLE 7 to be executed by the Parties within [***] following the Effective Date (the “Supply Agreement”).  In connection with such Supply Agreement, the Parties shall enter into a quality agreement governing the agreed upon specifications and other technical aspects of the Licensed Product (the “Quality Agreement”).  Subject to the terms of this ARTICLE 7, the Supply Agreement and Quality Agreement, Deciphera shall, itself or through one or more CMOs, (a) [***]. Zai or its Affiliates shall (i) obtain and maintain all required import licenses, and shall serve as importer of record for all Licensed Products delivered in or into any region in the Territory pursuant to this Agreement and the Supply Agreement; and (ii) be responsible for all customs’ duties, import tariffs, taxes, freight, insurance, inspection costs and the like attributed to or for the transport and importation of the Licensed Product in or into any region in the Territory.

7.3.[***].

7.4.[***].

ARTICLE 8

Medical AFFAIRS

8.1.Medical Affairs Plans.  [***] the Effective Date, Zai shall develop and provide a preliminary draft of the Medical Affairs Plan for the Licensed Product to the JSC’s subcommittee represented solely by medical affairs personnel for its review, discussion and approval.  Upon approval and thereafter, Zai shall (a) undertake the major Medical Affairs activities for the Licensed Products in the Territory and the estimated timelines for performing such activities pursuant to the Medical Affairs Plan; and (b) from time to time but no less frequent than [***], propose updates or amendments to the Medical Affairs Plan for the JSC subcommittee’s review, discussion and approval.

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8.2.Medical Affairs Reports.  For each Calendar Year following the first Regulatory Approval for a Licensed Product in the Territory, Zai shall provide to Deciphera a report (by means of a slide presentation or otherwise) summarizing the Medical Affairs activities performed by or on behalf of Deciphera and its Affiliates and Sublicensees in the Territory for the Licensed Product in each region in the Territory since the prior report provided by Zai.  Such reports shall be Confidential Information of Zai and subject to the terms of ARTICLE 11.  Zai shall provide updates to any such report at each meeting of the subcommittee established by the JSC to oversee the Medical Affairs activities under this Agreement.

8.3.Coordination of Medical Affairs Activities.  The Parties recognize that each Party may benefit from the coordination of certain Medical Affairs activities for the License Products inside and outside of the Territory.  Accordingly, the Parties shall coordinate such activities through the subcommittee established by the JSC to oversee the Medical Affairs activities under this Agreement where appropriate.

ARTICLE 9

Commercialization

9.1.Commercialization Diligence.  Zai shall be responsible for, and use Commercially Reasonable Efforts to Commercialize Licensed Products in the Field in the Territory in accordance with the Commercialization Plan, at its sole cost and expense.  Upon Zai’s reasonable request, Deciphera shall reasonably assist Zai in such Commercialization of the Licensed Product [***].

9.2.Commercialization Plan.  The Commercialization Plan shall contain in reasonable detail the major Commercialization activities and the timelines for achieving such activities, including [***] in the Territories.  Zai shall deliver an initial Commercialization Plan to the JSC for review and discussion no later than [***] of the first Regulatory Approval for a Licensed Product in the Territory.  Thereafter, from time to time, but at least [***], Zai shall propose updates or amendments to the Commercialization Plan to reflect changes in such plans, including those in response to changes in the marketplace, relative success of the Licensed Product, and other relevant factors influencing such plan and activities, and submit such proposed updated or amended Commercialization Plan to the JSC.  In preparing the initial Commercialization Plan and any updates or amendments thereto, Zai shall provide Deciphera with an opportunity to comment and Zai shall consider any Deciphera’s comments in good faith in finalizing the initial Commercialization Plan and any updates or amendments thereto.

9.3.Commercialization Reports.  Zai shall update the JSC at each regularly scheduled JSC meeting regarding Zai’s Commercialization activities with respect to the Licensed Products in the Territory.  Each such update shall be in a form to be agreed by the JSC and shall summarize Zai’s, its Affiliates’ and Sublicensees’ significant Commercialization activities with respect to the Licensed Products in the Territory, covering subject matter at a level of detail reasonably required by Deciphera and sufficient to enable Deciphera to determine Zai’s compliance with its diligence obligations pursuant to Section 9.1.  In addition, Zai shall make available to Deciphera such additional information about its Commercialization activities as may be reasonably requested by Deciphera from time to time.  All updates and reports generated pursuant to this Section 9.3 shall be the Confidential Information of Zai.

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9.4.Product Trademarks.  Zai shall only use (pursuant to this Section 9.4) the trademarks Controlled by Deciphera in the Territory as Deciphera may provide to Zai in writing from time to time (the “Deciphera Product Marks”) and shall use the English mark thereof with Chinese phonetic translation below.  Deciphera hereby grants to Zai, during the Term and subject to the terms and conditions of this Agreement, a royalty-free, exclusive license under Deciphera’s rights to use such Deciphera Product Marks in connection with the Commercialization of the Licensed Products in the Field in the Territory in compliance with Applicable Laws.  Zai may also brand the Licensed Products in the Territory using other trademarks, logos, and trade names specific for the Licensed Product; provided, however, that (a) prior to such use, Zai shall submit such trademarks, logos and trade names for Deciphera’s prior written approval, (b) upon Deciphera’s prior written approval, such trademarks, logos and trademarks shall be deemed owned by Zai (the “Product Marks”).  Zai shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary.  Upon Zai’s request, Deciphera shall reasonably assist Zai in the selection and design of the Product Marks at Zai’s cost.  Zai shall comply with Deciphera’s brand usage guidelines provided to Zai in its use of the Deciphera Product Marks.  For the avoidance of doubt, Deciphera (i) has sole discretion regarding prosecution and maintenance of the Deciphera Product Marks, provided that, after Zai has initiated launch efforts to Commercialize the Licensed Product under any particular Deciphera Product Mark, Deciphera shall notify Zai in writing of any decision to modify or discontinue the application or registration of such Deciphera Product Mark in the Territory, and shall not carry out such modification or discontinuation without Zai’s prior written consent (not to be unreasonably withheld), further provided that Deciphera shall not be required to obtain Zai’s consent if such modification or discontinuation is required by the applicable Regulatory Authority in the Territory or is necessary to avoid any potential infringement of the rights of any Third Party, and (ii) has no obligation to ensure that, and provides no guarantee that, any applications included in the Deciphera Products Marks issues to a registered trademark in the Territory.

9.5.Commercialization Assistance.  [***] provide assistance to Zai at Zai’s request for the Commercialization activities, including assistance pursuant to Sections 9.1 and 9.4 as requested by Zai.

9.6.Compliance.  Zai shall (a) comply, and shall cause its Affiliates and Sublicensees to comply, with all Applicable Laws and all applicable cGMP, GCP, GLP and GSP (or similar standards) in their conduct of the Development, packaging, and Commercialization activities under this Agreement and (b) ensure that its Affiliates and Sublicensees do not transfer or divert the Compound or Licensed Product to an entity other than Zai, or an entity approved by Zai, in each case in a manner that would cause the sale of such Compound or Licensed Product in the chain of distribution (from Zai or its Affiliates or Sublicensees to the end user) to be excluded (except as an exception provided in the Net Sales definition) in the calculation of Net Sales, provided that for each unit of the Compound or Licensed Product, the inclusion of such sales in the calculation of Net Sales shall occur only once.  Upon reasonable notification, Deciphera shall have the right to conduct audits of Zai, and Zai shall procure such right for Deciphera to audit Zai’s Affiliates and Sublicensees (either directly or through Zai and its designee), to ensure (i) compliance with applicable cGMP, GCP, GLP, and GSP standards, including on-site evaluations (to the extent permitting such evaluations is under the control of the audited Party), and (ii) compliance with this Section 9.6.

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9.7.No Diversion.  (a) Each of Deciphera and Zai hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and sublicensees shall not, directly or indirectly, promote, market, distribute, import, sell or have sold the Licensed Products, including via internet or mail order, outside its territory; (b) With respect to any country or region outside its territory, each Party shall not, and shall ensure that its Affiliates and their respective sublicensees shall not: (i) unless otherwise agreed by the Parties in writing, establish or maintain any branch, warehouse or distribution facility for Licensed Products in such countries (except, in the event such Party is Zai, Zai shall have the right to [***] solely to support the packaging and having-packaged activities of the Licensed Product by Zai or its Affiliates in [***]), (ii) engage in any advertising or promotional activities relating to Licensed Products that are directed primarily to customers or other purchaser or users of Licensed Products located in such countries, (iii) solicit orders for Licensed Products from any prospective purchaser located in such countries, or (iv) sell or distribute Licensed Products to any person in such Party’s territory who intends to sell or has in the past sold Licensed Products in such countries; (c) if a Party receives any order for any Licensed Product from a prospective purchaser reasonably believed to be located in a region or country outside its territory, such Party shall promptly refer that order to the other Party, and such Party shall not accept any such orders; (d) neither Party shall deliver or tender (or cause to be delivered or tendered) Licensed Products into a country or region outside its territory; and (e) each Party shall not, and shall ensure that its Affiliates and their respective sublicensees shall not, knowingly restrict or impede in any manner the other Party’s exercise of its exclusive rights to Commercialize the Licensed Products in its territory.  For the purpose of this Section 9.7, Zai’s territory shall mean all countries and regions in the Territory and Deciphera’s territory shall mean all countries and regions outside the Territory.

ARTICLE 10

Payments and Milestones

10.1.Upfront Payment.  In partial consideration of the rights granted by Deciphera to Zai hereunder, Zai shall pay to Deciphera an irrevocable, non-refundable, non-creditable amount of twenty million U.S. Dollars ($20,000,000) (the “Upfront Payment”) within [***] of the Effective Date.

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10.2.Development Milestones Payments to Deciphera.

(a)Subject to Section 5.4(b), in partial consideration of the rights granted herein, when each distinct Licensed Product first achieves the Milestone Events set forth below (each such event, a “Development Milestone Event”) Zai shall pay to Deciphera the following irrevocable, non-refundable, non-creditable Development milestone payments (each such payment, a “Development Milestone Payment”) within [***] of the achievement of the corresponding Milestone Events.

Development Milestone Event	Development Milestone Payment
The [***] in the INTRIGUE Study	Five Million U.S. Dollars ($5,000,000)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)For the avoidance of doubt, (i) each Development Milestone Payment shall be payable on the first occurrence of the corresponding Development Milestone Event for a distinct Licensed Product, and (ii) none of the Development Milestone Payments shall be payable more than once for each distinct Licensed Product.  For the purpose of this Section 10.2, a Licensed Product is distinct if [***] for which the applicable Development Milestone Payment was made.  [***]. Notwithstanding the foregoing, in the event that Zai discontinues the Development of a Licensed Product, any Development Milestone Payment made with respect to such discontinued Licensed Product shall be credited against the corresponding Milestone Payments payable on another Licensed Product that achieves such milestones.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(c)If a Development Milestone Event described in the table above in this Section 10.2 is achieved for a Licensed Product before the achievement of a preceding Development Milestone Event listed in such table with respect to the same Indication, then all preceding Development Milestone Event(s) shall be deemed automatically achieved, and the corresponding Development Milestone Payment(s) shall be due and payable together with the payment of the Development Milestone Payment for the subsequent achieved Development Milestone Event.  [***] in relation to a Licensed Product is achieved, both Development Milestone Events in relation to such Licensed Product for [***] shall be deemed automatically achieved, and the corresponding Development Milestone Payments for both Development Milestone Events in relation to such Licensed Product for [***] shall be due (if not already achieved and paid) immediately with the corresponding Development Milestone Payment for such Development Milestone Event in relation to a Licensed Product for [***].

10.3.Sales Milestones.

(a)In partial consideration of the rights granted herein, Zai shall pay to Deciphera the following milestone payments (each such payment, a “Net Sales Milestone Payment”) for the achievement of the corresponding Net Sales milestone events set forth below (each such event, a “Net Sales Milestone Event”) within [***] after the end of the Calendar Quarter in which the Net Sales Milestone Event occurs.

Net Sales Milestone Event	Net Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)For the avoidance of doubt (i) each Net Sales Milestone Payment shall be payable on the first occurrence of the corresponding Net Sales Milestone Event, and (ii) none of the Net Sales Milestone Payments shall be payable more than once.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.4.Royalties.

(a)Royalty Payment.  During the Royalty Term, Zai shall pay to Deciphera tiered royalties as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated Net Sales of all Licensed Product in the Territory in a Calendar Year (a “Royalty Payment”).  The tiered royalty rates on Net Sales shall be as set forth below:

For that portion of annual Net Sales in a Calendar Year	Royalty %
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Royalty Term.  The Royalty Payments payable under this Section 10.4 shall be payable on a region-by-region and Licensed Product-by-Licensed Product basis from the First Commercial Sale of a Licensed Product in such region until the later of: (i) the abandonment, expiry or final determination of invalidity of the last Valid Claim within the Deciphera Program Patent in such region in the Territory; (ii) the expiry of the regulatory exclusivity for such Licensed Product in such region; or (iii) the close of business of the day that is exactly ten (10) years after the date of the First Commercial Sale of such Licensed Product in such region (the “Royalty Term”).

(c)Royalty Reductions.

(i)During the Royalty Term for a Licensed Product in a region in the Territory, subject to Section 10.4(c)(iv), the royalty rate applicable to Net Sales of such Licensed Product in such region shall be reduced by [***] after the expiration of the last Valid Claim that covers such Licensed Product in such region.

(ii)During the Royalty Term for a Licensed Product in a region in the Territory, subject to Section 10.4(c)(iv), the royalty rate applicable to Net Sales of such Licensed Product in such region shall be reduced by [***] after the first commercial sale of a Generic Product of such Licensed Product in such region, pursuant to Regulatory Approval.  For the purpose of this Section 10.4, “Generic Product” means, with respect to a particular Licensed Product in a particular region, any pharmaceutical product that contains the same active ingredient as such Licensed Product and obtained regulatory approval in such region on an expedited or abbreviated basis in a manner relied on or incorporated data submitted by Deciphera, Zai, their Affiliates, licensees or sublicensees for such Licensed Product.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iii)If Zai reasonably determines in good faith after advice of counsel that it is necessary for Zai to obtain a license under any Patents owned or controlled by a Third Party in order to Develop or Commercialize the Licensed Product in the Territory, subject to Section 10.4(c)(iv), Zai shall have the right to deduct, from the royalty payment that would otherwise have been due pursuant to this Section 10.4, an amount equal to [***] of the royalties paid by Zai to such Third Party pursuant to such license on account of the sale of the Licensed Product in the Territory; provided that (1) prior to entering into such license, Zai shall [***]; and (2) in the event [***], (A) [***], (B) [***], and (C) if [***], then the Parties shall [***] (and, for clarity, [***]); further provided that if [***] for Zai to Develop or Commercialize the Licensed Product in the Territory, the royalty reduction mechanism described in this Section 10.4(c)(iii) shall [***].  Within [***] following the execution of any such Third Party license, Zai shall provide Deciphera with a true and complete copy of such Third Party license.

(iv)Notwithstanding the foregoing, in no event shall the operation of Section 10.4(c)(i) through (iii), individually or in combination, reduce the royalties paid to Deciphera with respect to the Net Sales of any Licensed Product in any region in the Territory in any Calendar Quarter to less than [***] of the amount that would otherwise have been due pursuant to Section 10.4(a) with respect to such Net Sales.

(d)Royalty Estimate and Royalty Reports.  Following the First Commercial Sale of a Licensed Product for which royalties are due pursuant to this Section 10.4, and continuing for so long as royalties are due hereunder:

(i)Zai shall, within [***] Business Days after the end of each Calendar Quarter, provide Deciphera with a good faith estimate of the royalties due for such Calendar Quarter.

(ii)Zai shall, within [***] days after the end of each Calendar Quarter, provide Deciphera with a royalty report showing, on a region-by-region basis:

(1)the Net Sales of each Licensed Product sold by Zai, its Affiliates and Sublicensees during such Calendar Quarter reporting period;

(2)the Royalty Payments in United States dollars which shall have accrued hereunder with respect to such Net Sales, with supporting calculations showing the applicable royalty rate applied and any royalty reduction taken;

(3)the rate of exchange with supporting calculations, determined in accordance with Section 10.5(b), used by Zai in determining the amount of United States dollars payable hereunder.

(4)attaching a pro forma invoice in a form and with information acceptable to Zai which Deciphera can issue to Zai in relation to such Royalty Payment.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(e)Royalty Payment.  After the receipt of each royalty report provided by Zai under Section 10.4(d) above, Deciphera shall submit to Zai an invoice for the amount of Royalty Payment set forth therein.  Zai shall pay to Deciphera the royalties for each Calendar Quarter within [***] after the receipt of the invoice from Deciphera.  If no royalty is due for any Calendar Quarter following commencement of the reporting obligation, Zai shall so report.

10.5.Payment.

(a)Mode of Payment.  All payments to be made under this Agreement shall be made in U.S. Dollars and shall be paid by electronic transfer in immediately available funds to such bank account in the United States as is designated in writing by Deciphera.  All payments shall be free and clear of any transfer fees or charges.

(b)Currency Exchange Rate.  All payments under this Agreement shall be payable in U.S. Dollars.  The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars for calculating Net Sales in a Calendar Quarter (for purposes of both the royalty calculation and whether a Net Sales milestone has been achieved) shall be made at the average exchange rate as published by the Wall Street Journal for such Calendar Quarter, or such other source as the Parties may agree in writing.

(c)Payment Timeline.  Except as otherwise provided in this Agreement, all payments to be made by one Party to the other Party under this Agreement shall be due within [***] following such Party’s receipt of an invoice from the other Party.

10.6.Audits.

(a)Zai shall keep, and shall require its Affiliates and Sublicensees to keep (all in accordance with the GAAP, consistently applied), for a period not less than [***] complete and accurate records in sufficient detail to properly reflect Net Sales and to enable any Milestone Payment payable hereunder to be determined.

(b)Upon the written request of Deciphera, Zai shall permit, and shall cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by Deciphera and reasonably acceptable to Zai, at Deciphera’s expense, to have access during normal business hours to such records of Zai or its Affiliates as may be reasonably necessary to verify the accuracy of the payments hereunder for any Calendar Year ending not more [***].  These rights with respect to any Calendar Year shall [***] end of any such Calendar Year and shall be limited to once each Calendar Year (provided that the foregoing frequency limit shall not apply if Deciphera has cause).  Deciphera shall provide Zai with a copy of the accounting firm’s written report [***].  If such accounting firm correctly concludes that an underpayment was made, then Zai shall pay the amount due within [***] of the date Deciphera delivers to Zai such accounting firm’s written report so correctly concluding.  If such accounting firm concludes that an overpayment was made, then such over payment shall be credited against any future payment due to Deciphera hereunder (if there is no future payment due, then Deciphera shall promptly refund such overpayment to Zai).  Deciphera shall bear the full cost of such audit unless such audit correctly discloses that the additional payment payable by Zai for the audited period is more [***] the amount otherwise paid for that audited period, in which case Zai shall pay the reasonable fees and expenses charged by the accounting firm.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(c)Deciphera shall treat all financial information, subject to review under this Section 10.6 in accordance with the confidentiality provisions of ARTICLE 11, and, prior to commencing such audit, shall cause its accounting firm to enter into a confidentiality agreement with Zai obligating it to treat all such financial information in confidence pursuant to such confidentiality provisions.  Such accounting firm shall not disclose Zai’s Confidential Information to Deciphera, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Zai or the amount of payments to or by Zai under this Agreement.

(d)Zai shall include in each relevant sublicense granted by it a provision requiring any Sublicensee to maintain records of sales of Licensed Products made pursuant to such sublicense, and to grant access to such records by an accounting firm to the same extent and under the same obligations as required of Zai under this Agreement.  Deciphera shall advise Zai in advance of each audit of any such Sublicensee with respect to Licensed Product sales either by Deciphera or its designated auditor under the terms of such Sublicensee agreement.  Deciphera shall provide Zai with a summary of the results received from the audit and, if Zai so requests, a copy of the audit report.  Deciphera shall pay the full costs charged by the accounting firm, unless the audit discloses that the additional payments payable to Deciphera for the audited period is more than [***] from the amounts otherwise paid for that audited period, in which case Zai shall pay the reasonable fees and expenses charged by the accounting firm.

10.7.Interest.  Each Party shall pay interest on any amounts overdue under this Agreement [***] from the day payment was initially due; provided, however, that in no case shall such interest rate exceed the highest rate permitted by Applicable Laws.  The payment of such interest shall not foreclose a Party from exercising any other rights it may have because any payment is overdue.

10.8.Taxes. Notwithstanding any other provision hereof, for any payment payable by Zai to Deciphera hereunder, [***]. Zai and Deciphera shall cooperate with respect to (i) any and all documentation required by any taxing authority or reasonably requested by Zai to secure a reduction in the rate of applicable Taxes and (ii) claiming refunds, credits or exemptions from such Tax deductions or withholdings under any relevant agreement or treaty, which is in effect.  [***].  The Parties shall (1) discuss applicable reasonable mechanisms for minimizing such Taxes to the extent possible in compliance with Applicable Laws; and (2) use reasonable efforts, to the extent permitted by Applicable Laws, to minimize indirect Taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement; provided that in effectuating the foregoing sentences, [***].  In order to ensure all of the Territory Tax liabilities are duly withheld and settled in all regions of the Territory, each Party will, at the request of the other Party, provide such other Party promptly with an original or scanned copy of the relevant Tax filing form(s), Tax payment certificate and any other supporting documentation requested by the other Party, as applicable.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.9.Blocked Currency.  If by Applicable Law in a country or region in the Territory, conversion into Dollars or transfer of funds of a convertible currency to the United States becomes materially restricted, forbidden or substantially delayed, then Zai shall promptly notify Deciphera and, thereafter, amounts accrued in such country or region under this ARTICLE 10 shall be paid to Deciphera (or its designee) in such country or region in local currency by deposit to an escrow account in a local bank designated by Deciphera and to the credit of Deciphera, unless the Parties otherwise agree.

ARTICLE 11

Confidentiality; Publication

11.1.Nondisclosure Obligation.

(a)For the Term of this Agreement [***], the Party receiving the Confidential Information of the other Party (such receiving Party, the “Receiving Party”) shall keep confidential and not publish, make available or otherwise disclose any Confidential Information to any Third Party, without the express prior written consent of the Party that disclosed such Confidential Information (the “Disclosing Party”); provided however, the Receiving Party may disclose the Confidential Information to those of its Affiliates, officers, directors, employees, agents, consultants or independent contractors (including sublicensees) of such Receiving Party who need to know the Confidential Information in connection with this Agreement and are bound by confidentiality obligations with respect to such Confidential Information.  The Receiving Party shall exercise at a minimum the same degree of care it would exercise to protect its own Confidential Information (and in no event less than a reasonable standard of care) to keep confidential the Confidential Information.  The Receiving Party shall use the Confidential Information solely in connection with the purposes of this Agreement.

(b)It shall not be considered a breach of this Agreement if the Receiving Party discloses Confidential Information in order to comply with a lawfully issued court or governmental order or with a requirement of Applicable Laws or the rules of any internationally recognized stock exchange; provided that: (i) the Receiving Party gives prompt written notice of such disclosure requirement to the Disclosing Party and cooperates with the Disclosing Party’s efforts to oppose such disclosure or obtain a protective order for such Confidential Information, and (ii) if such disclosure requirement is not quashed or a protective order is not obtained, the Receiving Party shall only disclose those portions of the Confidential Information that it is legally required to disclose and shall make a reasonable effort to obtain confidential treatment for the disclosed Confidential Information.  To the extent there is any conflict between this ARTICLE 11 and any other agreement related to Confidential Information entered into between the Parties, including the Confidentiality Agreement executed by the Parties dated as of [***], the terms of this ARTICLE 11 shall control to the extent of such conflict.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.2.Scientific Publication.  The JSC shall discuss the publication strategy for the publication of scientific papers, abstracts, meeting presentations and other disclosure of the results of the Clinical Trials (other than the Global Studies and the Support Studies) carried out under this Agreement, taking into consideration the Parties’ interest in publishing the results of the Development work in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, and the need to protect Confidential Information, intellectual property rights and other business interests of the Parties; provided that Zai’s publication outside the Territory (including in any form or media that may be distributed outside the Territory) shall require Deciphera’s prior written consent.  Subject to the immediately preceding sentence, Zai shall provide Deciphera with the opportunity to review and comment on any proposed publication that pertains to the Licensed Products at [***] its intended submission for publication which shall only be permitted in the Territory and as to data, results and the like with respect to patients or subjects located in the Territory.  Deciphera shall provide Zai with its comments, if any, [***] the receipt of such proposed publication.  Zai shall consider in good faith the comments provided by Deciphera and shall comply with Deciphera’s request to: (a) remove any and all Confidential Information of Deciphera from such proposed publication; and (b) delay the submission for a period [***] as may be reasonably necessary to seek patent protection for the information disclosed in the proposed publication.  Zai agrees to acknowledge the contribution of Deciphera and Deciphera’s employees in all publication as scientifically appropriate.  Zai shall have no right to publish outside the Territory without Deciphera’s prior written consent.

11.3.Publication and Listing of Clinical Trials.  With respect to the listing of Clinical Trials or the publication of Clinical Trial results for the Licensed Products and to the extent applicable to a Party’s activities conducted under this Agreement, each Party shall comply with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, and (b) any Applicable Law or applicable court order, stipulations, consent agreements, and settlements entered into by such Party.  The Parties agree that any such listings or publications made pursuant to this Section 11.3 shall be considered a publication for purposes of this Agreement and shall be subject to Section 11.2.

11.4.Publicity; Use of Names.

(a)Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to (i) advisors (including consultants, financial advisors, attorneys and accountants), (ii) bona fide potential and existing investors and acquirers on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, (iii) to the extent necessary to comply with the terms of agreements with Third Parties, or (iv) to the extent required by Applicable Laws, including securities laws and regulations.  Notwithstanding the foregoing, the Parties agree upon the initial press release(s) to announce the execution of this Agreement as contained in Schedule 11.4; thereafter, Deciphera and Zai may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding a Licensed Product for use in the Field in the Territory and other activities in connection with this Agreement, beyond what may be strictly required by Applicable Laws and the rules of a recognized stock exchange, and each Party may make such disclosures from time to time with respect to a Licensed Product with the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.  Such disclosures may include achievement of significant events in the Development (including regulatory process) or Commercialization of a Licensed Product for use in the Field in the Territory.  Unless otherwise requested by the applicable Party, each Party shall indicate that Deciphera is the licensor of a Licensed Product and Deciphera IP, as applicable, in each public disclosure issued by such Party regarding a Licensed Product.  When a Party elects to make any public disclosure under this Section 11.4(b), it shall give the other Party reasonable notice to review and comment on such statement, it being understood that (i) if the other Party does not notify such Party in writing [***] or such shorter period if required by Applicable Laws of any reasonable objections, as contemplated in this Section 11.4(b), such disclosure shall be deemed approved, and (ii) if the other Party does notify such Party in writing within the time period set forth in clause (i) above, and reasonably determines that such public disclosure would entail the public disclosure of the other Party’s Confidential Information or of patentable Inventions upon which patent applications should be filed prior to such public disclosure, such public disclosure shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the other Party, or the drafting and filing of a patent application covering such Inventions, provided such additional period shall not [***] from the proposed date of the public disclosure, and, in any event, the other Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner.  The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, and reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities.

(c)The Parties acknowledge the need to keep investors and others informed regarding such Party’s business under this Agreement, including as required by the rules of a recognized stock exchange.  To the extent a Party is publicly listed or becomes publicly listed, and subject to Sections 11.4(a) and 11.4(b), such Party may issue press releases or make disclosures to the SEC or other applicable agency as it determines, based on advice of counsel, as reasonably necessary to comply with laws or regulations or for appropriate market disclosure; provided that each Party shall provide the other Party with advance notice of legally required disclosures to the extent practicable.  The Parties shall consult with each other on the provisions of this Agreement to be redacted in any filings made by a Party with the SEC or as otherwise required by Applicable Laws; provided that each Party shall have the right to make any such filing as it reasonably determines necessary under Applicable Laws.

CONFIDENTIAL

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ARTICLE 12

Representations, Warranties, and Covenants

12.1.Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

(b)(i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c)it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement; and

(d)All consents, approvals and authorization from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained.

12.2.Additional Representations and Warranties of Deciphera.  Deciphera represents and warrants to Zai that as the Effective Date:

(a)Deciphera is the sole owner of the Deciphera Program IP and it has the right under the Deciphera Program IP and Deciphera Background Know-How to grant the licenses to Zai as purported to be granted pursuant to this Agreement;

(b)Schedule 1.38 lists all Patents in the Territory Controlled by Deciphera that are necessary for the Development and Commercialization of the Licensed Product in the Territory;

(c)Deciphera has not granted (and shall not grant) any right to any Third Party under the Deciphera Program IP or Deciphera Background Know-How that would conflict with the rights granted to Zai hereunder;

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(d)Deciphera and its Affiliates and their employees, consultants and contractors involved in the Development of the Compounds and Licensed Products are not, and have not been, debarred or disqualified by any Regulatory Authority as of the Effective Date, and have complied in all material respects with all Applicable Laws in connection with the Development of the Compounds and Licensed Product;

(e)[***];

(f)no claim or action has been brought against Deciphera or, to Deciphera’s Knowledge, threatened in writing to Deciphera, by any Third Party alleging that (1) the Deciphera Program Patents are invalid or unenforceable, or (2) use of the Compound or Licensed Product infringes the Patents or misappropriates the Know-How of any Third Party; and, to Deciphera’s Knowledge, no interference, opposition, cancellation or other protest proceeding has been filed against a Deciphera Program Patent owned by Deciphera; and

(g)[***].

12.3.Additional Representations, Warranties and Covenants of Zai.  Zai represents, warrants and covenants to Deciphera that as of the Effective Date with respect to itself and its Affiliates:

(a)there are no legal claims, judgments or settlements against or owed by Zai or its Affiliates, or pending or, to Zai’s or its Affiliates’ actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations, including under any Anti-Corruption Laws;

(b)Zai and its Affiliates is not, and has not been, debarred or disqualified by any Regulatory Authority;

(c)[***];

(d)it shall comply with all Applicable Laws in connection with the Development, packaging, having packaging and Commercialization of the Licensed Product in the Territory and packaging and having packaging the Licensed Product in Singapore or the United States; and

(e)[***].

12.4.Covenants of Each Party.  Each Party covenants to the other Party that in the course of performing its obligations or exercising its rights under this Agreement, it shall, and shall cause its Affiliates, Sublicensees to, comply with the Development Plan, all agreements referenced herein, all Applicable Laws, including as applicable, cGMP, GCP, GLP, and GSP standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

CONFIDENTIAL

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12.5.Compliance with Anti-Corruption Laws.

(a)Notwithstanding anything to the contrary in the Agreement, each Party hereby covenants to each other that:

(i)it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (collectively “Anti-Corruption Laws”, including the provisions of the U.S. Foreign Corrupt Practices Act, the U.K. Anti-Bribery Law, and the Anti-Corruption Act of the PRC) that may be applicable to either or both Parties to the Agreement;

(ii)it shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii)it shall, on request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of the Agreement, or shall provide details of any exception to the foregoing; and

(iv)it shall maintain records (financial and otherwise) and supporting documentation related to the subject matter of the Agreement in order to document or verify compliance with the provisions of this Section 12.5, and upon request of the other Party, upon reasonable advance notice, shall provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 12.5.  Acceptance of a proposed Third Party auditor may not be unreasonably withheld or delayed by either Party.  It is expressly agreed that the costs related to the Third Party auditor shall be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities.  The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

(b)To its knowledge as of the Effective Date and during the Term, neither Zai nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Zai or any of its subsidiaries or any of their Affiliates:

(i)has taken or shall take any action in violation of any applicable anticorruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or

CONFIDENTIAL

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(ii)has corruptly, offered, paid, given, promised to pay or give, or authorized or shall corruptly, offer, pay give, promise to pay or give or authorize, the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 12.5(d) below), for the purposes of:

(iii)has influenced or shall influence any act or decision of any Public Official in his official capacity;

(iv)has induced or shall induce such Public Official to do or omit to do any act in violation of his lawful duty;

(v)has secured or shall secure any improper advantage; or

(vi)has induced or shall induce such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

(c)As of the Effective Date, none of the officers, directors, employees, of Zai or of any of its Affiliates or agents acting on behalf of Zai or any of its Affiliates, in each case that are employed or reside outside the United States, are themselves Public Officials.

(d)For purposes of this Section 12.5, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

12.6.NO OTHER REPRESENTATIONS OR WARRANTIES.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

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ARTICLE 13

Indemnification

13.1.By Zai.  Zai shall indemnify and hold harmless Deciphera, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Deciphera Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) arising after the Effective Date to the extent arising from (a) the packaging, having packaged, Development, and Commercialization of the Licensed Product in the Territory, including the promotion of a Licensed Product and product liability claims relating to the Licensed Product, or any actions (or omissions) in the performance of its regulatory activities, in each case by Zai or any of its Affiliates or Sublicensees, (b) the packaging and having packaging of the Licensed Product [***] (including any and all activities relating to or support such packaging and having packaging); (c) the gross negligence, illegal conduct or willful misconduct of Zai or any of its Affiliates or Sublicensees, (d) Zai’s breach of any of its representations, warranties or covenants made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement or (e) [***] in accordance with [***], in each case of clauses (a) through (e) above except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which Deciphera is obligated to indemnify the Zai Indemnitees under Section 13.2.

13.2.By Deciphera.  Deciphera shall indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses to the extent arising from (a) Manufacture, Development and Commercialization of the Compounds and Licensed Products outside the Territory or in the Territory with respect to Global Studies or any Manufacturing activities in the Territory, in each such case by Deciphera or any of its Affiliates or licensees (other than Zai); (b) the gross negligence, illegal conduct or willful misconduct of Deciphera or any of its Affiliates or licensees (other than Zai), or (c) Deciphera’s breach of any of its representations, warranties or covenants made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) through (c) above, except to the extent Losses arise from, are based on, or result from any activity or occurrence for which Deciphera is obligated to indemnify the Zai Indemnitees under Section 13.1.

13.3.Defined Indemnification Terms.  Either of the Zai Indemnitee or the Deciphera Indemnitee shall be an “Indemnitee” for the purpose of this ARTICLE 13, and the Party that is obligated to indemnify the Indemnitee under Section 13.1 or Section 13.2 shall be the “Indemnifying Party.”

13.4.Defense.  If any such claims or actions are made, the Indemnitee shall be defended at the Indemnifying Party’s sole expense by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing.  The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this ARTICLE 13.

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13.5.Settlement.  The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed.

13.6.Notice.  The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Sections 13.1 or 13.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

13.7.Permission by Indemnifying Party.  The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party.

13.8.Insurance.  Zai shall procure and maintain for itself and its Affiliates during the Term and for a period [***] thereafter, insurance policies, including product liability and clinical trial insurance, adequate to cover its obligations hereunder with a company having a minimum of an A-rating by Best’s rating; provided, however, that in no event shall such product liability insurance be written and in force in amounts not less than [***] per occurrence and [***] in the aggregate.  Zai shall identify Deciphera as an additional insured and provide Deciphera with evidence of such insurance upon request and prior to expiration of any one coverage.  Zai shall provide Deciphera with prompt written notice of cancellation, non-renewal or material change in such insurance, and shall provide such notice [***] any such cancellation, non-renewal or material change.  Zai shall impose substantially identical obligations on its Affiliates (to the extent not named insureds under Zai’s coverages) and Sublicensees.  Such insurance shall not be construed to create a limit of the insured Party’s liability with respect to its indemnification obligations under this ARTICLE 13.

13.9.LIMITATION OF LIABILITY.  SUBJECT TO AND WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 13.1 OR 13.2 OR LIABILITY AS A RESULT OF A BREACH OF ARTICLE 11 [***], NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

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ARTICLE 14

Intellectual Property

14.1.Inventions.

(a)Ownership.  If any Inventions or intellectual property, including any Know-How generated for regulatory purposes relating to the Licensed Product, is created or generated by or on behalf of Zai as a result of Zai’s Development or Commercialization activities in the Territory (the “New IP”), (i) Zai agrees and hereby assigns all such New IP (1) [***], or (2) [***] (“New Program IP”) to Deciphera, and such New Program IP shall be (A) solely owned by Deciphera and (B) included in the Deciphera Program IP and licensed to Zai in the Field in the Territory under Section 2.1; (ii) Zai shall retain ownership of all other New IP, which shall be included in Zai IP and licensed to Deciphera under Section 2.4. In addition, Deciphera hereby grants to Zai a perpetual, irrevocable, non-exclusive, sublicenseable, fully-paid, royalty-free, worldwide license under the New Program IP described under Section 14.1(a)(i)(2) above (i.e., that constitutes an improvement to Deciphera IP) to research, develop, make, have made, use, sell, offer for sale, import, export, market and otherwise commercialize products other than Licensed Product.

(b)Disclosure.  Zai shall promptly disclose to Deciphera all Inventions within the New IP, including all Invention disclosures or other similar documents submitted to Zai by its or its Affiliates’ employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from Deciphera for additional information relating thereto.

(c)Assignment of New Program IP.  Zai shall and hereby does assign to Deciphera all right, title and interest in and to all New Program IP.  Zai shall take (and cause its Affiliates, sublicensees and their employees, agents, and contractors to take) such further actions reasonably requested by Deciphera to effectuate such assignment and to assist Deciphera in obtaining patent and other intellectual property rights protection for the New Program IP. Zai shall obligate its Affiliates, sublicensees and contractors to assign all New Program IP to Zai (or directly to Deciphera) so that Zai can comply with its obligations under this Section 14.1, and Zai shall promptly obtain such assignment.

14.2.Patent Prosecution of Deciphera Program Patents.

(a)As between the Parties, Deciphera shall have the first right to control the Patent Prosecution or maintenance of all Deciphera Program Patents and Patents claiming New Program IP at Deciphera’s expense.

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(b)Deciphera shall consult with Zai and keep Zai reasonably informed of the Patent Prosecution or maintenance of the Deciphera Program Patents in the Territory and shall provide Zai with all material correspondence received from any patent authority in the Territory in connection therewith.  In addition, Deciphera shall provide Zai with drafts of all proposed material filings and correspondence to any patent authority in the Territory in connection with the Patent Prosecution or maintenance of the Deciphera Program Patents for Zai’s review and comment prior to the submission of such proposed filings and correspondence.  Deciphera shall consider Zai’s comments on Patent Prosecution or maintenance but shall have final decision-making authority under this Section 14.2(b).  Further, Deciphera shall notify Zai of any decision to cease Patent Prosecution or maintenance of any Deciphera Program Patents in the Territory at [***] any due date for filing, payment or other action to avoid loss of rights, in which case Zai shall have the right to continue the Patent Prosecution or maintenance of such Deciphera Program Patents in the Territory at Zai’s discretion and expense.

14.3.Patent and Trademark Prosecution Cooperation.  With respect to all Patent Prosecution or maintenance and trademark prosecution or maintenance, each Party shall:

(a)execute any instruments to document their respective ownership consistent with this Agreement as reasonably requested by the other Party;

(b)make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party hereunder to undertake its Patent Prosecution or maintenance responsibilities;

(c)cooperate, if necessary, with the other Party in gaining Patent term extensions; and

(d)act in good faith to coordinate its efforts under this Agreement with the other Party to minimize or avoid interference with the Patent Prosecution or maintenance of the other Party’s Patents to a Licensed Product or trademarks.

14.4.Patent Enforcement.

(a)Notice.  Each Party shall notify the other [***] becoming aware of any alleged or threatened infringement by a Third Party of any of the Deciphera Program Patents in the Territory, and any related declaratory judgment or equivalent action, including the filing of any application, litigation, administration action or similar action alleging the invalidity, unenforceability or non-infringement of any Deciphera Program Patents (collectively “Product Infringement”).

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(b)Enforcement Rights.  Zai shall have the first right to bring and control any legal action to enforce Deciphera Program Patents against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate, and Zai shall consider in good faith the interests of Deciphera in such enforcement of the Deciphera Program Patents; provided that Deciphera shall have the first right to control any proceedings as part of Patent Prosecution of Deciphera Program Patents in the Territory.  If Zai or its designee fails to abate such Product Infringement in the Territory or to file an action to abate such Product Infringement in the Territory [***] a written request from Deciphera to do so, or if Zai discontinues the prosecution of any such action after filing without abating such infringement, then Deciphera shall have the right to enforce the Deciphera Program Patents against such Product Infringement in the Territory at its own expense as it reasonably determines appropriate; provided that neither Party shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Deciphera Program Patent without the prior written consent of the other Party (not to be unreasonably withheld, delayed or conditioned).

(c)Cooperation.  At the request of the Party bringing an action related to Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action, at the enforcing Party’s sole cost and expense.

(d)Recoveries.  Any recoveries resulting from enforcement action under Section 14.4(b) relating to a Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith.  Any such recoveries in excess of such costs and expenses shall be retained by the enforcing Party; provided however [***].

14.5.Infringement of Third Party Rights.  If any Licensed Product used or sold by either Party, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent or other intellectual property rights that are owned or controlled by such Third Party, such Party shall promptly notify the other Party [***] receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing along with an English summary of such summons or complaint.  Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute.  The Parties shall assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

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ARTICLE 15

Terms and Termination

15.1.Term and Expiration.

(a)Term.  This Agreement shall be effective as of the Effective Date, and shall continue, on a region-by-region and a Licensed Product-by-Licensed Product basis, in effect until the expiration of and payment by Zai of all Zai’s payment obligations set forth in Section 10.4(b) applicable to such region (the “Term”, and the date of such expiration with respect to such Licensed Product and such region, the “Expiration Date”).

(b)Expiration.  On a region-by-region and a Licensed Product-by-Licensed Product basis, upon the natural expiration of this Agreement as contemplated in this Section 15.1, the licenses granted by Deciphera to Zai under this Agreement in such region with respect to the Licensed Product in the Field shall become fully paid-up, perpetual and irrevocable.

(c)[***]:

(1)[***];

(2)[***];

(3)[***]

(4)[***].

[***].

15.2.Termination for Convenience. Zai shall have the right to terminate this Agreement in its entirety for any or no reason upon [***] written notice to Deciphera.  Zai shall terminate this Agreement upon [***] written notice to Deciphera if it determines that it shall permanently discontinue all Development and Commercialization activities with respect to the Licensed Product under this Agreement.

15.3.Termination for Material Breach.

(a)This Agreement may be terminated in its entirety at any time during the Term upon [***] written notice by either Party if the other Party materially breaches a material term of the Agreement and, if such breach is curable, such breach has not been cured within [***] of such written notice; provided that the applicable material breach cure period [***] where Deciphera shall have the right to terminate this Agreement [***], subject to Section 15.3(c).

(b)For the avoidance of doubt, the Parties agree that [***].

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(c)Notwithstanding the foregoing, if the alleged breaching Party disputes the existence or materiality of the alleged breach, the other Party shall not have the right to terminate this Agreement unless and until it is determined in accordance with ARTICLE 16 that the alleged breaching Party has materially breached this Agreement and fails to cure such breach within [***] after such determination.

15.4.Termination for Patent Challenge.  Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Deciphera may terminate this Agreement in its entirety (a) immediately upon written notice to Zai if Zai or its Affiliates or Sublicensees, commences a legal, administrative or other action challenging the validity, enforceability or scope of any Patent in the Territory in Schedule 1.37 or (b) [***] written notice to Zai if Zai or its Affiliates or Sublicensees, commences a legal, administrative or other action challenging the validity, enforceability or scope of any Patent owned or Controlled by Deciphera or its Affiliates anywhere in the world, unless such action is withdrawn during [***] period.  Notwithstanding the foregoing, if Zai promptly terminates the sublicense agreement of any Sublicensee that commences a legal action challenging the validity, enforceability or scope of any Deciphera Program Patents anywhere in the world, Deciphera shall not have the right to terminate this Agreement under this Section 15.4.

15.5.Termination for Insolvency.  Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization under the Chapter 7 of the United States of Bankruptcy Code or other similar Applicable Law or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within ninety (90) days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

15.6.Termination by Deciphera [***].  Deciphera shall have the right to terminate this Agreement [***] to the extent permitted under and in accordance with [***].

15.7.Election to Terminate.  If either Party has the right to terminate under Sections 15.2 through 15.5, it may at its sole option, elect either to (a) terminate this Agreement and pursue any legal or equitable remedy available to it or (b) maintain this Agreement in effect and pursue any legal or equitable remedy available to it.

15.8.Effect of Termination.

(a)Upon the termination of this Agreement for any reason, all rights and licenses (including the rights and licenses with respect to the Licensed Product) granted to a Party herein shall immediately terminate, and all sublicenses of such rights and licenses shall also terminate; provided that the licenses granted by Zai to Deciphera pursuant to Section 2.4 shall become perpetual and irrevocable to Develop, Manufacture and Commercialize Licensed Products

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worldwide, subject only to any terms and conditions of any upstream agreement(s) if such license includes a sublicense to intellectual property in-licensed by Zai from a Third Party.  Upon termination of this Agreement, if a Sublicensee is then in good standing of its sublicense agreement with Zai, then at Deciphera’s sole discretion, Deciphera may grant to such Sublicensee a direct license under the Deciphera IP that is the same scope as the sublicense granted by Zai on substantially the same terms and conditions set forth in this Agreement, and Section 15.8(b) below shall not apply to such Sublicensee.  Termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.  Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

(b)Upon termination of this Agreement for any reason, the following additional provisions shall apply:

(i)Reversion of Rights to Deciphera.  Any rights and licenses with respect to the Licensed Product granted to Zai under this Agreement shall immediately terminate, and all such rights shall revert back to Deciphera.

(ii)Regulatory Materials; Data.  Zai shall, and shall cause its Affiliates and Sublicensees to, [***], to the maximum extent permitted by Applicable Laws at the time of any such termination to promptly (1) assign all Regulatory Submissions and Regulatory Approvals of Licensed Products to Deciphera, and (2) assign all data generated by or on behalf of Zai or its designee while conducting Development or Commercialization activities under the Agreement to Deciphera or its designee, including non-clinical and clinical studies conducted by or on behalf of Zai on Licensed Products and all pharmacovigilance data (including all Adverse Event database information) on Licensed Products.

(iii)Trademarks.  Zai shall, and shall cause its Affiliates and Sublicensees, to promptly transfer and assign to Deciphera, [***], all Product Marks.

(iv)Transition Assistance.  Zai shall, and shall cause its Affiliates and Sublicensees, to provide assistance, [***], as may be reasonably necessary or useful for Deciphera or its designee to commence or continue Developing or Commercializing Licensed Products in the Territory for a period of at least [***] after the effective date of such termination (the “Transition Period”) to the extent Zai is then performing or having performed such activities, including transferring or amending as appropriate, upon request of Deciphera, any agreements or arrangements with Third Party to Develop and Commercialize the Licensed Products in the Territory.  To the extent that any such contract between Zai and a Third Party is not assignable to Deciphera or its designee, then Zai shall reasonably cooperate with Deciphera to arrange to continue to and provide such services from such entity.

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(v)Ongoing Clinical Trial.  If at the time of such termination, any Clinical Trials for the Licensed Products are being conducted by or on behalf of Zai, then, at Deciphera’s election on a Clinical Trial-by-Clinical Trial basis: (1) Zai shall, and shall cause its Affiliates and Sublicensees to, (A) continue to conduct such Clinical Trial during the Transition Period or another period of time as determined by Deciphera after the effective date of such termination at Deciphera’s cost, and (B) after such period, to (y) fully cooperate with Deciphera to transfer the conduct of all such Clinical Trial to Deciphera or its designee or (z) continue to conduct such Clinical Trials, at Deciphera’s cost, for so long as necessary to enable such transfer to be completed without interruption of any such Clinical Trials and (C) Deciphera shall assume any and all liability and costs for such Clinical Trial after the effective date of such termination, and (2) Zai shall, and shall cause its Affiliates and Sublicensees to, at Zai’s sole cost and expense (but subject to Section 15.8(d) below), orderly wind down the conduct of any such Clinical Trial which is not assumed by Deciphera under clause (1).

(vi)Inventory.  At Deciphera’s election and request, Zai shall (1) transfer to Deciphera or its designee all inventory of the Licensed Product [***] then in possession or control of Zai, its Affiliates or Sublicensees; provided that Deciphera shall pay Zai a price equal to Zai’s costs for such Licensed Products or (2) (A) continue to use Commercially Reasonable Efforts to Commercialize all inventory of the Licensed Products then in possession or control of Zai during the Transition Period and make the corresponding payments, including any milestone payments or royalties to Deciphera under this Agreement as though this Agreement had not been terminated and (B) after the Transition Period, transfer to Deciphera or its designee any remaining inventory of the Licensed Product to Deciphera or its designee at a price equal to Zai’s costs for such Licensed Products.

(vii)Return of Confidential Information.  At the Disclosing Party’s election, the Receiving Party shall return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to the Licensed Product that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives.  Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic.

(c)Other Remedies.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

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(d)Termination by Zai Due to Material Breach.  Notwithstanding anything to the contrary, upon the termination of this Agreement by Zai pursuant to Section 15.3, all of the provisions of Section 15.8(b) shall apply, except that [***].

15.9.Survival.  Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration.  The following provisions shall survive the termination or expiration of this Agreement for any reason: Sections 1 (Definitions), 10 (Payments and Milestones) (solely to the extent payments have accrued prior to the effective date of termination), 11 (Confidentiality; Publication), 12.6 (No Other Representations or Warranties), 13 (Indemnification), 14.1 (Inventions), 15.1(b) (Expiration) (which shall survive only after the natural expiration (not early termination) of the Agreement), 15.1(c) ([***]) (which shall survive only after the natural expiration (not early termination) of the Agreement when all the conditions set forth in therein are met), 15.8 (Effect of Termination, to the extent applicable), 15.9 (Survival), 16 (Dispute Resolution), and 17 (Miscellaneous).

ARTICLE 16

Dispute Resolution

16.1.General.  The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”).  Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this ARTICLE 16.

16.2.Continuance of Rights and Obligations during Pendency of Dispute Resolution.  If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under ARTICLE 15, all rights and obligations of the Parties shall continue until such time as any Dispute has been resolved in accordance with the provisions of this ARTICLE 16.

16.3.Escalation.  Any claim, Dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement shall be referred to the Executive Officers set forth in Section 3.2(f) for attempted resolution.  In the event the Executive Officers are unable to resolve such Dispute within [***] of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 16.4.

16.4.Arbitration.

(a)If the Parties fail to resolve the Dispute through escalation to the Executive Officers under Section 16.3, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution in arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”).  There shall be three (3) arbitrators, the chairperson of whom shall be appointed by the two party arbitrators.  The seat of arbitration shall be [***] and the language of the proceedings shall be English.

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(b)The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction.  The arbitral tribunal shall render its final award within nine months from the date on which the Request for Arbitration by one of the Parties wishing to have recourse to arbitration is received by the ICC Secretariat.  The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 17.5.

(c)By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award.  Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(d)EACH PARTY HERETO WAIVES: (I) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, AND (II) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

(e)Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator; provided, however, that the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrator.

(f)Notwithstanding anything in this Section 16.4, in the event of a Dispute with respect to (i) the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, (ii) a matter for which this Agreement assigns decision-making to the Parties or to the JSC or requires the consent of one or both of the Parties, (iii) the necessity of obtaining a Third Party license by Zai in the Territory in accordance with Section 10.4(c)(iii), or (iv) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, and such Dispute is not resolved in accordance with Section 16.3, such Dispute shall not be submitted to an arbitration proceeding in accordance with this Section 16.4, unless otherwise agreed by the Parties in writing, and instead, either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 17

Miscellaneous

17.1.Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

17.2.Assignment.  Neither Party may assign this Agreement to a Third Party without the other Party’s prior written consent (such consent not to be unreasonably withheld); except that (a) subject to Section 2.6, either Party may make such an assignment without the other Party’s prior written consent to a successor to substantially all of the business of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets, exclusive license or other transaction), and (b) either Party may assign this Agreement to an Affiliate without the other Party’s prior written consent for so long as such Affiliate remains an Affiliate of the Party making the assignment. For clarity, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates and each Party hereby guarantees the performance by its Affiliates of such Party's obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assignees.  Any assignment or transfer in violation of this Section 17.2 shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

17.3.Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

17.4.Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Deciphera:

Deciphera Pharmaceuticals, LLC

Address: 500 Totten Pond Road, Waltham, MA 02451, USA

Attn: Chief Business Officer

cc: General Counsel

with a copy to:

Ropes & Gray, LLP

Address: 36/F, Park Place, Nanjing Road West, Shanghai 200040, China

Attn: Geoffrey Lin

Email: Geoffrey.Lin@ropesgray.com

Fax: +86 21 6157 5299

If to Zai:

Zai Lab (Shanghai) Co., Ltd.

Address: 4F, Bldg 1, Jinchuang Plaza, 4560 Jinke Rd, Shanghai, China, 201210

Attn: President

with a copy to:

Cooley, LLP
Address: 3175 Hanover Street, Palo Alto, CA 94304
Attn: Lila Hope, Ph.D.
Email: lhope@cooley.com
Fax: +1 650 849 7400

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

17.5.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S. without reference to any rules of conflict of laws.

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

17.6.Entire Agreement; Amendments.  The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement.  Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

17.7.Headings.  The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

17.8.Independent Contractors.  It is expressly agreed that Deciphera and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Deciphera will report any payments received under the Agreement as payments from Zai.  Neither Deciphera nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

17.9.Waiver.  The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

17.10.Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

17.11.Construction.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or” where applicable.

17.12.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties.

17.13.Language.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties.  All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language.  If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Deciphera Pharmaceuticals, LLC	Zai Lab (Shanghai) Co., Ltd.

By:_______________________________	By:________________________________

Name:_______________________________	Name:________________________________

Title:_______________________________	Title:________________________________

Date:_______________________________	Date:________________________________

Schedule 1.26

Follow-On Compounds

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[***]

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Schedule 1.31

Deciphera Background Know-How

Deciphera Background Know-How includes:

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[***]

[***]

[***]

[***]

[***].

Schedule 1.37

Deciphera Program Know-How

[***]

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[***].

Schedule 1.38

Deciphera Program Patents

[***]

Schedule 2.6

[***]

Schedule 5.1(b)

[***]